Filed Pursuant to Rule 424(b)(5)

File Number 333-114091

PROSPECTUS SUPPLEMENT

(To prospectus dated April 1, 2004)

225,000 Shares

Webster Financial Corporation

8.50% Series A Non-Cumulative Perpetual

Convertible Preferred Stock

Webster Financial Corporation is offering 225,000 shares of our 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock, which we refer to as the Preferred Stock.

Dividends on the Preferred Stock will be payable quarterly in arrears, when, as and if authorized and declared by our board of directors, at an annual rate of 8.50% per year on the liquidation preference of $1,000 per share. The dividend payment dates will be the fifteenth day of each March, June, September and December, commencing on September 15, 2008.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors does not authorize and declare full cash dividends on the Preferred Stock for a quarterly dividend period, we will have no obligation to pay any dividends for that period, whether or not our board of directors authorizes and declares dividends on the Preferred Stock for any subsequent dividend period. However, with certain limited exceptions, if we have not declared and paid or set aside for payment full quarterly dividends on the Preferred Stock for a particular dividend period, we may not declare or pay dividends on, or redeem, purchase or acquire, our common stock or other junior securities during the next succeeding dividend period.

Each share of the Preferred Stock may be converted at any time, at the option of the holder, into 36.8046 shares of our common stock (which reflects an approximate initial conversion price of $27.17 per share of our common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments. The conversion rate will be adjusted as described herein upon the occurrence of certain make-whole acquisition transactions and other events.

The Preferred Stock is not redeemable by us at any time. On or after June 15, 2013, if the closing price of our common stock exceeds 130% of the conversion price for 20 trading days during any 30 consecutive trading day period, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, we may at our option cause some or all of the Preferred Stock to be automatically converted into common stock at the then prevailing conversion rate.

Prior to this offering, there has been no public market for the Preferred Stock. The Preferred Stock will not be listed on any securities exchange or included in any automated quotation system. Our common stock is listed on the New York Stock Exchange under the symbol “WBS.” On June 5, 2008, the closing sale price of our common stock on the New York Stock Exchange was $22.18 per share.

The shares of the Preferred Stock are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in the shares of the Preferred Stock involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and “ Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2007.

	Per Share	Total
Public offering price	$1,000	$225,000,000
Underwriting discount	$30	$6,750,000
Proceeds, before expenses, to Webster Financial Corporation	$970	$218,250,000

We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional 25,000 shares of the Preferred Stock at the public offering price less the underwriting discount, solely to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We will deliver the shares of Preferred Stock in book-entry only form through the facilities of The Depository Trust Company on or about June 11, 2008.

Merrill Lynch & Co.
Sole Bookrunning Manager

JPMorgan	Sandler O’Neill + Partners, L.P.
Co-Manager	Co-Manager

The date of this prospectus supplement is June 5, 2008.

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the offering. The second part is the prospectus, which describes more general information, some of which may not apply to the offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

All references in this prospectus supplement to “Webster,” “we,” “us,” “our” or similar references mean Webster Financial Corporation and its successors, and include our consolidated subsidiaries where the context so requires. When we refer to “Webster Bank” in this prospectus supplement, we mean Webster Bank, National Association, our bank subsidiary.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information included or incorporated by reference in this prospectus supplement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including:

•	changes in general business, industry or economic conditions or competition;

•

changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting issues or otherwise;

•	adverse changes or conditions in capital and financial markets;

•	changes in monetary and fiscal policies of the federal government;

•	changes in interest rates and fluctuating investment returns;

•	the effects of any mergers, acquisitions or other business combinations;

•	higher than expected costs or other difficulties related to integration of combined or merged businesses;

•	the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations, other acquisitions or other initiatives;

•	changes in the quality or composition of Webster’s loan and investment portfolios;

•	increased competition;

•	deposit attrition;

•	changes in the cost of funds, demand for loan products or demand for financial services; and

•	other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and our results of operations.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or “SEC.” You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus supplement, and the information we later file with the SEC will automatically update information previously contained in this prospectus supplement or incorporated by reference in this prospectus supplement, and any statement contained in this prospectus supplement or in a document incorporated by reference in this prospectus supplement will be deemed modified or superseded for purposes of this prospectus supplement to the extent that a later statement contained or incorporated by reference in this prospectus supplement is inconsistent with such earlier statement.

This prospectus supplement incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of any such document that has been furnished and deemed not to be filed with the SEC under the Exchange Act):

Report	Period of Report or Date Filed

•     Annual Report on Form 10-K (including information incorporated by reference in the Form 10-K from our definitive proxy statement for the 2008 annual meeting of stockholders, which was filed on March 7, 2008)

Year ended December 31, 2007, filed February 28, 2008

• Quarterly Report on Form 10-Q	Quarter ended March 31, 2008, filed May 9, 2008

• Current Reports on Form 8-K	Filed April 25, 2008; February 27, 2008; February 5, 2008; February 4, 2008 and June 5, 2008

We incorporate by reference these documents and any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any document or portion thereof that has been furnished and deemed not to be filed with the SEC under the Exchange Act).

These documents are available without charge to you on the Internet at http://www.websteronline.com or if you call or write to: Terrence K. Mangan, Senior Vice President, Investor Relations, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702, telephone: (203) 578-2202.

We have also filed a registration statement with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the Preferred Stock. The registration statement may contain additional information that may be important to you.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Preferred Stock. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement.

Webster Financial Corporation

Webster Financial Corporation, through Webster Bank, National Association, and its non-banking financial services subsidiaries, delivers financial services to individuals, families and businesses throughout southern New England and eastern New York State, as well as equipment financing, commercial real estate lending, asset-based lending and insurance premium financing on a regional or national basis. We provide commercial banking, retail banking, health savings accounts, consumer financing, mortgage banking, trust and investment services. As of March 31, 2008, we had 181 banking offices and 484 ATMs. In addition, we provide our clients with technology-based banking channels through telephone banking and on our Internet website (www.websteronline.com).

On a consolidated basis, as of March 31, 2008, we had approximately $17.2 billion in assets, $12.4 billion in loans, net, $12.1 billion in total deposits and $1.7 billion in total stockholders’ equity.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “WBS.” Our principal executive offices are located at 145 Bank Street, Waterbury, Connecticut 06702. Our telephone number is (203) 465-4364. Our website is www.websteronline.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus supplement.

The Offering

The following information about the Preferred Stock summarizes, and should be read in conjunction with, the information contained elsewhere in this prospectus supplement and in the accompanying prospectus, including the section “Description of Preferred Stock” in the accompanying prospectus. As used in this section, the terms “Webster,” “us,” “we” or “our” refer to Webster Financial Corporation and not any of its subsidiaries.

Issuer	Webster Financial Corporation, a Delaware corporation.

Securities Offered	225,000 shares (or 250,000 shares if the underwriters’ overallotment option is exercised in full) of 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock.

Dividends	Dividends on the Preferred Stock will be payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds at an annual rate of 8.50% on the liquidation preference of $1,000 per share.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors does not authorize and declare full cash dividends on the Preferred Stock for a quarterly dividend period, we will have no obligation to pay any dividends for that period, whether or not our board of directors authorizes and declares dividends on the Preferred Stock for any subsequent dividend period.

Dividend Payment Dates	March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2008. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid.

Dividend Stopper	So long as any share of Preferred Stock remains outstanding,

•

no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any junior securities (as defined below under “Description of Preferred Stock—General”) (other than a dividend payable solely in shares of junior securities) and

•

no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (a) as a result of a reclassification of junior securities for or into other junior securities, or the exchange or conversion of one share of junior securities for or into another share of junior securities, (b) repurchases in support of our employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities), unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of the Preferred Stock and parity securities (as defined below under “Description of Preferred Stock—General”) have been paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Except as provided below, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment, dividends on any parity securities for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity securities but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity securities. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Preferred Stock and all parity securities bear to each other.

Redemption	The Preferred Stock is not redeemable by us at any time.

Maturity	Perpetual.

Conversion Right	Each share of the Preferred Stock may be converted at any time, at the option of the holder, into 36.8046 shares of our common stock (which reflects an approximate initial conversion price of $27.17 per share of our common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments and subject to the limitations set forth below under “—Limitation on Beneficial Ownership.”

If the conversion date is on or prior to the record date for any declared cash dividend on the Preferred Stock for the dividend period in which you elect to convert, you will not receive any declared cash dividends for that dividend period. If the conversion date is after the record date for any declared cash dividend on the Preferred Stock and prior to the corresponding dividend payment date, you will receive that cash dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related dividend payment date, you must pay to the conversion agent when you convert your shares of the Preferred Stock an amount in cash equal to the full dividend actually paid on such dividend payment date on the shares being converted, unless your shares are being converted as a consequence of a mandatory conversion at our option, a make-whole acquisition or a fundamental change as described below.

Mandatory Conversion at Our Option	On or after June 15, 2013, we may, at our option, at any time or from time to time, cause some or all of the Preferred Stock to be converted into shares of our common stock at the then applicable conversion rate. We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, the closing price of our common stock exceeds 130% of the then applicable conversion price of the Preferred Stock.

Conversion upon Certain Acquisitions	The following provisions will apply if one of the following events occurs:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in the election of our directors; or

•

consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our common stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions”; except that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of our common stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that is traded on a U.S. national securities exchange or that will be so traded when issued or exchanged.

Upon a make-whole acquisition, we will, under certain circumstances, be required to pay a make-whole adjustment in the form of an increase in the conversion rate upon any conversions of the Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date as described herein. The make-whole adjustment will be payable in shares of our common stock or the consideration into which our common stock has been converted or exchanged in connection with the make-whole acquisition.

The amount of the make-whole adjustment, if any, will be based on the stock price and the effective date of the make-whole acquisition. A description of how the make-whole adjustment will be determined and a table showing the make-whole adjustment that would apply at various stock prices and effective dates is set forth under “Description of Preferred Stock—Conversion upon Fundamental Change.”

Conversion upon Fundamental Change	If the reference price (as defined under “Description of Preferred Stock—Conversion upon Fundamental Change”) in connection with a fundamental change (as defined under “Description of Preferred Stock—Conversion upon Fundamental Change”) is less than the applicable conversion price, each share of the Preferred Stock may be converted during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $11.09, which we refer to as the base price, which is 50% of the closing price of our common stock on the date of this prospectus supplement, subject to adjustment. If the reference price is less than the base price, holders will receive a maximum of 90.1713 shares of our common stock per share of the Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Preferred Stock. In lieu of issuing common stock upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each share of common stock otherwise issuable upon conversion. See “Description of Preferred Stock—Conversion upon Fundamental Change.”

Limitation on Beneficial Ownership

Notwithstanding the foregoing, no holder of the Preferred Stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of the Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of the Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Preferred Stock to convert mandatorily.

Reorganization Events (Including Mergers)	The following provisions apply in the event of certain “reorganization events,” which include, subject to certain exceptions:

•	any consolidation or merger of us with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other property;

•

any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets in each case pursuant to which our common stock will receive a distribution of cash, securities or other property; or

•	certain reclassifications of our common stock or statutory exchanges of our securities.

Each share of the Preferred Stock outstanding immediately prior to such reorganization event, without the consent of the holders of the Preferred Stock, will become convertible into the kind and amount of securities, cash, and other property or assets that a holder (that was not the counterparty to the reorganization event or an affiliate of such other party) of a number of shares of our common stock equal to the conversion rate per share of Preferred Stock prior to the reorganization event would have owned or been entitled to receive upon the reorganization event. See “Description of Preferred Stock—Reorganization Events.”

Anti-Dilution Adjustments	The conversion rate may be adjusted in the event of, among other things:

•	increases in cash dividends on our common stock;

•	dividends or distributions in common stock or other property;

•	certain issuances of stock purchase rights;

•	certain self tender offers; or

•	subdivisions, splits and combinations of the common stock.

See “Description of Preferred Stock—Anti-Dilution Adjustments.”

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Preferred Stock will be entitled to receive, out of our assets that are legally available for distribution to stockholders, before any distribution is made to holders of our common stock or other junior securities, a liquidating distribution in the amount of $1,000 per share of the Preferred Stock plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Preferred Stock and any other parity securities and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors.

Voting Rights	The holders of the Preferred Stock do not have voting rights, except with respect to certain fundamental changes in the terms of the Preferred Stock, in the case of certain dividend arrearages and except as specifically required by Delaware law. For more information about voting rights, see “Description of Preferred Stock—Voting Rights.”

Ranking	The Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Webster Financial Corporation. The Preferred Stock will rank on a parity with each class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Webster Financial Corporation.

Preemptive Rights	None.

Use of Proceeds	We expect to receive net proceeds from the offering of the Preferred Stock of approximately $217,700,000 (or approximately $241,950,000 if the underwriters exercise their overallotment option in full), after underwriting commissions and expenses. We intend to use the net proceeds of the offering of the Preferred Stock for general corporate purposes, including to increase liquidity and to provide for additional capital. See “Use of Proceeds.”

Certain U.S. Federal Income Tax Considerations	For a discussion of certain U.S. federal income tax considerations of purchasing, owning, converting and disposing of the Preferred Stock and of owning and disposing of our common stock received in respect thereof, see “Certain U.S. Federal Income Tax Considerations.” Dividends received by non-corporate U.S. Holders, including individuals, in taxable years beginning before January 1, 2011 generally will be subject to reduced rates of taxation, subject to certain conditions and limitations. Dividends paid to corporate U.S. Holders generally should be eligible for the dividends-received deduction, subject to certain conditions and limitations. Dividends paid to Non-U.S. Holders generally should be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable tax treaty.

No Listing	The Preferred Stock will not be listed on any securities exchange or included in any automated quotation system.

Risk Factors	For a discussion of risks and uncertainties involved with an investment in our Preferred Stock and our common stock, see “Risk Factors” beginning on page S-12 of this prospectus supplement and “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2007.

RISK FACTORS

An investment in the Preferred Stock is subject to certain risks. You should carefully review the following risk factors and other information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, before deciding whether this investment is suited to your particular circumstances.

Risks Relating to Webster

Our results of operations are affected by economic conditions locally and nationally.

Decreases in real estate values could adversely affect the value of property used as collateral for our loans. No assurance can be given that the original appraised values are reflective of current market conditions. Adverse changes in the economy caused by inflation, recession, unemployment or other factors beyond our control may also have a negative effect on the ability of our borrowers to make timely loan payments, which would have an adverse impact on our earnings. Consequently, deterioration in economic conditions, particularly in Connecticut, could have a material adverse impact on the quality of our loan portfolio, which could result in an increase in delinquencies. An increase in delinquencies would cause a decrease in our interest income as well as an adverse impact on our loan loss experience, which would cause an increase in our allowance for loan losses. Such deterioration could also adversely impact the demand for our products and services, and, accordingly, our results of operations.

The second half of 2007 and the year 2008 to date have been highlighted by significant disruption and volatility in the financial and capital marketplaces. This turbulence has been attributable to a variety of factors, including the fallout associated with the subprime mortgage market. One aspect of this fallout has been significant deterioration in the activity of the secondary residential mortgage market. The disruptions have been exacerbated by the continued decline of the real estate and housing market along with significant mortgage loan related losses incurred by many lending institutions. In addition, the significant decline in national economic growth, during the fourth quarter of 2007 and the first quarter of 2008 have led to a national economy bordering on recession. Webster is not immune to negative consequences arising from overall economic weakness and, in particular, a sharp downturn in the housing industry locally and nationally. During the second half of 2007 and through the first quarter of 2008, we have experienced an increase in non-performing loans and net loan charge-offs. No assurance can be given that these conditions will improve or will not worsen or that such conditions will not result in a further increase in delinquencies, which would cause a decrease in our interest income, or continue to have an adverse impact on our loan loss experience, which would cause an increase in our allowance for credit losses.

Among our critical accounting policies are the valuation of goodwill and other intangible assets (including the evaluation of those assets for potential impairment write-downs) and the identification of declines in value of securities that are other-than-temporary. Our critical accounting policies are important to the portrayal of our financial condition and results of operations, and they require management’s most subjective and complex judgments. While we apply these policies on a quarterly basis, the related accounting estimates are susceptible to significant near-term changes. For example, the fair values of certain securities in our portfolio have been adversely impacted by the continued significant disruption in the financial markets. Also, the stock prices of many financial services companies declined during the first quarter of 2008, and have continued to do so in the second quarter. We have been affected by these market conditions and our market capitalization was less than our book value (shareholders’ equity) as of the date of this prospectus supplement. If these conditions and trends continue, we may be required to record impairment charges to reduce the carrying amounts of one or more of our asset categories such as goodwill, other intangibles and securities.

Our business strategy of shifting our asset mix to reduce the residential mortgage loan portfolio and increase commercial and consumer loans involves risks.

In recent years, we have focused on shifting our asset mix to reduce the residential mortgage loan portfolio and increase commercial and consumer loans. In 2006 and 2007, we securitized a total of approximately $1.0 billion and sold $250 million of our residential mortgage loans. Residential mortgages were $3.6 billion at the end of 2007, a decrease of 17.7%, compared to $4.42 billion at December 31, 2006. At the end of 2007, commercial loans were $5.6 billion, including (1) commercial and industrial loans at $3.5 billion, up 3.8% compared to balances at December 31, 2006, and (2) commercial real estate loans at $2.1 billion, up 8.1% compared to balances at December 31, 2006. Consumer loans in the continuing consumer loan portfolio, primarily home equity loans and lines, remained flat year over year with a total continuing portfolio balance of $2.9 billion at both December 31, 2007 and 2006. Commercial, commercial real estate and consumer loans comprised 70.8% of total loans at December 31, 2007 compared to 65.8% at December 31, 2006. Residential mortgages at March 31, 2008 remained flat as compared to the balance at December 31, 2007 with a total continuing portfolio balance of $3.6 billion. As of March 31, 2008, commercial loans were $5.8 billion, including (1) commercial and industrial loans at $3.6 billion, up 1.6% compared to balances at December 31, 2007 and (2) commercial real estate loans at $2.2 billion, up 6.6% compared to balances at December 31, 2007. Consumer loans in the continuing portfolio were $2.9 billion at March 31, 2008 down 1.6% compared to balances at December 31, 2007. Commercial, commercial real estate and consumer loans comprised 71.2% of total loans at March 31, 2008 compared to 70.8% at December 31, 2007. Commercial and consumer lending typically results in greater yields than traditional residential mortgage lending; however, it also entails more credit risk. Generally speaking, the losses on commercial and consumer portfolios are more volatile and less predictable than residential mortgage lending, and, consequently, the credit risk associated with such portfolios is higher.

Our allowance for credit losses may be insufficient.

We maintain an allowance for credit losses, which is established through a provision for credit losses charged to operations, that represents management’s best estimate of probable losses within the existing portfolio of loans and unfunded credit commitments. In the judgment of management, the allowance is necessary to reserve for estimated credit losses and risks inherent in the loan portfolio and unfunded commitments. The level of the allowance reflects management’s continuing evaluation of: industry concentrations; specific credit risks; loan loss experience; current loan portfolio quality; present economic, political and regulatory conditions; and unidentified losses inherent in the current loan portfolio. The determination of the appropriate level of the allowance for credit losses inherently involves a high degree of subjectivity and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for credit losses. In addition, bank regulatory agencies periodically review Webster’s allowance for credit losses and may require an increase in the provision for credit losses or the recognition of further loan charge-offs, based on judgments different than those of management. If charge-offs in future periods exceed the allowance for credit losses, we will need additional provisions to increase the allowance for credit losses. Any increases in the allowance for credit losses will result in a decrease in net income and, possibly, capital, and may have a material adverse effect on our financial condition and results of operations. See the section captioned “Allowance for Credit Losses” in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2007, incorporated by reference in this prospectus supplement, for further discussion related to the process for determining the appropriate level of the allowance for credit losses.

We are subject to extensive government regulation and supervision.

Webster, primarily through Webster Bank and certain non-bank subsidiaries, is subject to extensive federal and state regulation and supervision. Banking regulations are primarily intended to protect depositors’ funds, federal deposit insurance funds and the banking system as a whole, not shareholders. These regulations affect our lending practices, capital structure, investment practices, dividend policy and growth, among other things. Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect us in substantial and unpredictable ways. Such changes could subject us to additional costs, limit the types of financial services and products that we may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations. While we have policies and procedures designed to prevent any such violations, there can be no assurance that such violations will not occur. See “Regulatory Considerations” in this prospectus supplement for further information.

Our business strategy of growth through acquisitions could have an impact on our earnings and results of operations, which may negatively impact the value of our stock.

From time to time in the ordinary course of business, we engage in discussions with potential acquisition targets. We intend to continue to seek suitable acquisition candidates as part of our business strategy. The consummation of any future acquisitions may dilute stockholder value.

Although our business strategy emphasizes organic expansion combined with acquisitions, there can be no assurance that, in the future, we will successfully identify suitable acquisition candidates, complete acquisitions and successfully integrate acquired operations into our existing operations or expand into new markets. There can be no assurance that acquisitions will not have an adverse effect upon our operating results while the operations of the acquired businesses are being integrated into our operations. In addition, once integrated, acquired operations may not achieve levels of profitability comparable to those achieved by our existing operations, or otherwise perform as expected. Further, transaction-related expenses may adversely affect our earnings. These adverse effects on our earnings and results of operations may have a negative impact on the value of our stock.

Risks Relating to the Offering

The Preferred Stock is equity and is subordinate to all of our existing and future indebtedness; our ability to declare dividends on the Preferred Stock may be limited.

Shares of the Preferred Stock are equity interests in Webster and do not constitute indebtedness. As such, shares of the Preferred Stock will rank junior to all indebtedness and other non-equity claims on Webster with respect to assets available to satisfy claims on Webster, including in a liquidation of Webster. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Preferred Stock (1) dividends are payable only when, as and if authorized and declared by our board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends and, in the case of redeemable preferred stock, the redemption price out of lawfully available funds.

As a bank holding company, Webster’s ability to declare and pay dividends is dependent on certain federal regulatory considerations. Webster is an entity separate and distinct from its principal subsidiary, Webster Bank, and depends upon dividends from Webster Bank to meet its obligations to pay the principal of and interest on its outstanding debt obligations and to pay corporate expenses. Webster Bank’s ability to pay dividends is subject to its ability to earn net income and to meet certain regulatory requirements. See “Regulatory Considerations” and Note 15 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Dividends on the Preferred Stock are non-cumulative.

Dividends on the Preferred Stock are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of the Preferred Stock will not be entitled to receive a dividend for such period, and such undeclared dividend will not accrue and be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our board of directors does not authorize and declare such dividend before the related dividend payment date, whether or not dividends are authorized and declared for any subsequent dividend period with respect to the Preferred Stock. Our board of directors may determine that it would be in our best interests to pay less than the full amount of the stated dividends on the Preferred Stock or no dividend for any quarter even if funds are available. Factors that would be considered by our board of directors in making this determination are our financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our board of directors may deem relevant.

If we are deferring payments on our outstanding junior subordinated notes or under certain other circumstances as set forth in the respective indentures governing those securities, we will be prohibited from making distributions on or purchasing the Preferred Stock.

Subject to certain exceptions, the terms of our outstanding junior subordinated notes prohibit us from declaring or paying any dividends or distributions on our capital stock, including the Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on our capital stock, at any time when we have deferred payment of interest on those junior subordinated notes or under certain other circumstances set forth in the respective indentures governing those securities. Without notice to or consent from the holders of the Preferred Stock, we may issue additional series of junior subordinated notes in the future with terms similar to our existing junior subordinated notes or enter into other financing agreements that limit our ability to purchase or to pay cash dividends on our capital stock, including the Preferred Stock.

The market price of the Preferred Stock will be directly affected by the market price of our common stock, which may be volatile.

To the extent that a secondary market for the Preferred Stock develops, we believe that the market price of the Preferred Stock will be significantly affected by the market price of our common stock. We cannot predict how the shares of our common stock will trade in the future. This may result in greater volatility in the market price of the Preferred Stock than would be expected for nonconvertible preferred stock. The market price of our common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	developments related to investigations, proceedings or litigation that involve us;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings;

•	actions of our current stockholders, including sales of common stock by existing stockholders and our directors and executive officers;

•	changes in the ratings of our other securities;

•	fluctuations in the stock price and operating results of our competitors;

•	regulatory developments; and

•	developments related to the financial services industry.

The market price of our common stock may also be affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the New York Stock Exchange. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and (ii) sales of substantial amounts of our common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad market fluctuations may adversely affect the market prices of our common stock, and, in turn, the Preferred Stock.

In addition, we expect that the market price of the Preferred Stock will be influenced by yield and interest rates in the capital markets, our creditworthiness and the occurrence of events affecting us that do not require an adjustment to the conversion rate.

There may be future sales of additional common stock or preferred stock or other dilution of our equity, which may adversely affect the market price of our common stock or the Preferred Stock.

Except as described under “Underwriting,” we are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock or preferred stock, including the Preferred Stock, could decline as a result of sales of a large number of shares of common stock or preferred stock or similar securities in the market after this offering or the perception that such sales could occur.

Each share of Preferred Stock will be convertible at the option of the holder thereof into 36.8046 shares of our common stock, subject to anti-dilution adjustments. The conversion of some or all of the Preferred Stock will dilute the ownership interest of our existing common stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our common stock and the Preferred Stock. In addition, the existence of our Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our Preferred Stock could depress the price of our equity securities.

The Preferred Stock may be junior in rights and preferences to our future preferred stock.

Subject to approval by at least two-thirds of the shares of our Preferred Stock then outstanding and any class or series of parity securities then outstanding, voting together as a single class, we may issue preferred stock in the future the terms of which are expressly senior to the Preferred Stock. The terms of any such future preferred stock expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock. Unless full dividends for all of our outstanding preferred stock senior to the Preferred Stock have been declared and paid or set aside for payment for the relevant period or periods specified by the terms of such preferred stock, no dividends will be declared or paid and no distribution will be made on any shares of the Preferred Stock, and no shares of the Preferred Stock may be repurchased, redeemed, or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Preferred Stock not being paid when due to you.

The issuance of additional preferred shares could adversely affect holders of common stock, which may negatively impact your investment.

Our board of directors is authorized to cause us to issue additional classes or series of preferred shares without any action on the part of the stockholders. The board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred shares that may be issued, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the liquidation, dissolution or winding-up of our business and other terms. If we issue preferred shares in the future that have a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding-up, or if we issue preferred shares with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the market price of the common stock could be adversely affected. As noted above, a decline in the market price of the common stock may negatively impact the market price for the Preferred Stock.

Provisions of our certificate of incorporation may impair the ability of holders to receive shares of common stock upon conversion.

Our certificate of incorporation provides for certain restrictions on the ability of an individual, firm, corporation or other entity to acquire 10% or more of outstanding shares of our capital stock entitled generally to vote for directors. These restrictions are described under “Description of Common Stock—Some Important

Charter Provisions” in this prospectus supplement. In addition, because we are a bank holding company, purchasers of 10% or more of our common stock (or securities convertible into 10% or more of our common stock) may be required to obtain approvals under the Change in Bank Control Act of 1978, as amended, or the Bank Holding Company Act of 1956, as amended (and in certain cases such approvals may be required at a lesser percentage of ownership). Notwithstanding any other provision of the Preferred Stock, no holder of Preferred Stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. See “Description of Preferred Stock—Limitation on Beneficial Ownership.”

Holders of the Preferred Stock will have no rights as holders of common stock until they acquire the common stock.

Prior to the conversion of your Preferred Stock into common stock, you will have no rights with respect to the common stock, including voting rights (except as described under “Description of Preferred Stock—Voting Rights”), rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, but your investment in the Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the applicable conversion date, subject to the limitations described under “Description of Preferred Stock—Limitation on Beneficial Ownership.” For example, in the event that an amendment is proposed to our Certificate of Incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock that may occur as a result of such amendment.

You will have limited voting rights.

Until and unless we are in arrears on our dividend payments on the Preferred Stock for six dividend periods, whether consecutive or not, you will have no voting rights except with respect to certain fundamental changes in the terms of the Preferred Stock and certain other matters and except as may be required by Delaware law. If dividends on the Preferred Stock are not paid in full for six dividend periods, whether consecutive or not, the holders of Preferred Stock, acting as a class with any other parity securities having similar voting rights, will have the right to elect two directors to our board. The terms of office of these directors will end when we have paid or set aside for payment full quarterly dividends for four consecutive dividend periods. See “Description of Preferred Stock—Voting Rights.”

The Preferred Stock is a new series of securities and an active trading market for it may not develop.

Prior to this offering, there has been no public market for the Preferred Stock. The Preferred Stock will not be listed on any securities exchange. There can be no assurance that an active trading market for the Preferred Stock will develop, or, if developed, that an active trading market will be maintained. The underwriters have advised us that they intend to facilitate secondary market trading by making a market in the Preferred Stock. However, the underwriters are not obligated to make a market in the Preferred Stock and may discontinue market making activities at any time. If an active market is not developed or sustained, the market price and liquidity of the Preferred Stock may be adversely affected.

The Preferred Stock will rank junior to all of our and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding-up.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the Preferred Stock only after all of our liabilities have been paid. In addition, the Preferred Stock will rank in parity with any other series of preferred stock that we may issue the terms of which provide that such preferred stock ranks equally with the Preferred Stock and will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of the subsidiaries held by entities or persons other than us or entities owned or controlled by us. Our right to participate in any distribution of the assets of our subsidiaries upon any liquidation, reorganization, receivership or conservatorship of any subsidiary (and thus your ability as a holder of the Preferred Stock to benefit indirectly from such distribution) will rank junior to the prior claims of that subsidiary’s creditors and equity holders. As of March 31, 2008, we had total consolidated liabilities of approximately $15.5 billion. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Preferred Stock then outstanding.

The conversion rate of the Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Preferred Stock or the common stock issuable upon conversion of the Preferred Stock.

The number of shares of our common stock that you are entitled to receive upon conversion of a share of Preferred Stock is subject to adjustment for certain events arising from increases in cash dividends on our common stock, dividends or distributions in common stock or other property, certain issuances of stock purchase rights, certain self tender offers, subdivisions, splits and combinations of the common stock and certain other actions by us that modify our capital structure. See “Description of Preferred Stock—Anti-Dilution Adjustments.” We will not adjust the conversion rate for other events, including offerings of common stock for cash by us or in connection with acquisitions. There can be no assurance that an event that adversely affects the value of the Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Preferred Stock. In addition, except as described under “Underwriting,” we are not restricted from offering common stock in the future or engaging in other transactions that could dilute our common stock.

A change in control with respect to us may not constitute a make-whole acquisition or a fundamental change for the purpose of the Preferred Stock.

The Preferred Stock contains no covenants or other provisions to afford protection to you in the event of a change in control with respect to us, except upon the occurrence of a make-whole acquisition or a fundamental change to the extent described under “Description of Preferred Stock—Conversion—Conversion Upon Certain Acquisitions” and “Description of Preferred Stock—Conversion—Conversion Upon Fundamental Change,” respectively. However, the terms “make-whole acquisition” and “fundamental change” are limited and may not include every change-in-control event that might cause the market price of the Preferred Stock to decline. As a result, your rights under the Preferred Stock may not preserve the value of the Preferred Stock in the event of a change in control with respect to us. In addition, any change in control with respect to us may negatively affect the liquidity, value or volatility of our common stock, negatively impacting the value of the Preferred Stock.

The delivery of additional make-whole shares in respect of conversions following a make-whole acquisition or adjustment to the conversion rate in respect of conversions following a fundamental change may not adequately compensate you.

If a make-whole acquisition occurs prior to conversion, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date by a number of additional shares of common stock. The number of make-whole shares, if any, will be based on the stock price and the effective date of the make-whole acquisition. See “Description of Preferred Stock—Conversion upon Certain Acquisitions.” Although this adjustment is designed to compensate you for the lost option value of your Preferred Stock, it is only an approximation of such lost value and may not adequately compensate you for your actual loss.

In addition, if a fundamental change occurs prior to conversion, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Preferred Stock that occur during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date. See “Description of Preferred Stock—Conversion upon Fundamental Change.” However, if the applicable reference price is less than the base price of $11.09, subject to adjustment, holders will receive a maximum of 90.1713 shares of our common stock per share of Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Preferred Stock.

Our obligation to deliver make-whole shares or to adjust the conversion rate in respect of conversions following a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.

You may be subject to tax upon an adjustment to the conversion rate of the Preferred Stock even though you do not receive a corresponding cash distribution.

The conversion rate of the Preferred Stock is subject to adjustment in certain circumstances, including the payment of cash dividends on our common stock. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our current and accumulated earnings and profits without the receipt of any cash. If you are a Non-U.S Holder (as defined in “Certain U.S. Federal Income Tax Considerations”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable tax treaty. It is possible that U.S. federal tax on the deemed dividend would be withheld from subsequent payments on the Preferred Stock or our common stock. See “Certain U.S. Federal Income Tax Considerations.”

WEBSTER FINANCIAL CORPORATION

Webster Financial Corporation, a bank holding company and financial holding company under the Bank Holding Company Act was incorporated under the laws of Delaware in 1986. The principal assets of Webster are all of the outstanding stock of Webster Bank, National Association.

Webster, through Webster Bank and its non-banking financial services subsidiaries, delivers financial services to individuals, families and businesses throughout southern New England and eastern New York State. Webster also offers equipment financing, commercial real estate lending, asset-based lending and insurance premium financing on a regional or national basis. As of March 31, 2008, Webster Bank provided commercial banking, retail banking, consumer financing, mortgage banking, trust and investment services through 181 banking offices, 484 ATMs, telephone banking and on our Internet website. Through its HSA Bank division, Webster Bank offers health savings accounts on a national basis.

Webster, as a bank holding company, is registered with the Board of Governors of the Federal Reserve System (collectively with the Federal Reserve Bank of Boston, or any successor federal bank regulatory agency having primary jurisdiction over us, the “Federal Reserve”) under the Bank Holding Company Act. As such, the Federal Reserve is Webster’s primary regulator, and Webster is subject to extensive regulation, supervision and examination by the Federal Reserve. Webster Bank, as a national bank, is regulated by the Office of the Comptroller of the Currency (the “OCC”) and is subject to certain regulations of the Federal Deposit Insurance Corporation (“FDIC”) and the Federal Reserve. A primary source of liquidity for us is dividend payments from Webster Bank. The notes to our consolidated financial statements contained in our annual and quarterly filings with the SEC, which are incorporated by reference into this prospectus supplement, describe the legal and contractual restrictions on the ability of our subsidiaries to make payment to us of dividends, loans, or advances.

On a consolidated basis, as of March 31, 2008, we had approximately $17.2 billion in assets, $12.4 billion in loans, net, $12.1 billion in total deposits and $1.7 billion in total stockholders’ equity.

In January 2008, we launched “OneWebster,” an effort to enhance our revenues and reduce expenses. The effort will be implemented throughout 2008 and into 2009. We anticipate that some job eliminations and other related charges will occur as a result of this initiative. We expect to announce the results of this initiative late in the second quarter of 2008.

Our common stock is traded on the New York Stock Exchange under the symbol “WBS”. Our principal executive offices are located at 145 Bank Street, Waterbury, Connecticut 06702. Our telephone number is (203) 465-4364. If you would like to know more about us, see our documents incorporated by reference in this prospectus supplement as described above in the section “Where You Can Find More Information.”

USE OF PROCEEDS

We expect to receive net proceeds from the offering of the Preferred Stock of approximately $217,700,000 (or approximately $241,950,000, if the underwriters exercise their overallotment option to purchase additional shares of Preferred Stock in full), after underwriting commissions and expenses. We intend to use the net proceeds of the offering of the Preferred Stock for general corporate purposes, including to increase liquidity and to provide for additional capital. The precise amounts and timing of the application of proceeds will depend on the requirements of Webster and its subsidiaries and affiliates.

CAPITALIZATION

The following table sets forth, on a consolidated basis, the unaudited actual and as adjusted capitalization of Webster as of March 31, 2008. The as adjusted capitalization gives effect to the Preferred Stock offered hereby and the application of the proceeds therefrom, assuming that the underwriters do not exercise their option to purchase additional shares of Preferred Stock. You should read the following table together with “Consolidated Historical Financial Data” and our consolidated financial statements and notes thereto, as well as our current reports on Form 8-K, incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	At March 31, 2008
	Actual	As Adjusted(1)
	(Dollars in Thousands) (Unaudited)
Liabilities:
Deposits	$12,143,292	$12,143,292

Federal Home Loan Bank advances	869,079	869,079
Securities sold under agreements to repurchase and other short-term debt	1,642,320	1,424,620
Long-term debt	666,891	666,891
Reserve for unfunded credit commitments	9,500	9,500
Liabilities held for disposition	806	806
Accrued expenses and other liabilities	185,381	185,381

Total liabilities	$15,517,269	$15,299,569

Preferred stock of subsidiary corporation	9,577	9,577
Shareholders’ Equity:
8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock offered hereby	$—	$225,000
Common stock, $.01 par value; Authorized—200,000,000 shares; Issued—56,599,164 shares	566	566
Paid-in capital(2)	736,602	729,302
Retained earnings	1,191,315	1,191,315
Less: Treasury Stock, at cost; 4,108,940 shares	(165,544)	(165,544)
Accumulated other comprehensive loss, net	(46,223)	(46,223)

Total shareholders’ equity	1,716,716	1,934,416

Total Liabilities and Shareholders’ Equity	$17,243,562	$17,243,562

(1)	Assumes that the net proceeds of this offering will be deposited with Webster Bank, which will apply the funds to reduce short-term borrowings pending their application as described under “Use of Proceeds.”

(2)	Assumes expenses of this offering of approximately $550,000 (excluding underwriting discounts and commissions).

CAPITAL RATIOS

The following table sets forth the actual and as adjusted regulatory capital amounts and ratios of Webster at March 31, 2008. In the table below, the as adjusted regulatory capital amounts and ratios give effect to the Preferred Stock offered hereby and the application of the proceeds therefrom, assuming that the underwriters do not exercise their option to purchase additional shares of Preferred Stock.

	Actual		As Adjusted(1)		Minimum for Well Capitalized Requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands) (Unaudited)
At March 31, 2008
Webster Financial Corporation
Total risk-based capital	$1,631,796	11.4%	$1,849,496	12.9%	$1,434,572	10.0%
Tier 1 capital	1,292,345	9.0	1,510,045	10.5	860,743	6.0
Tier 1 leverage capital ratio	1,292,345	7.9	1,510,045	9.2	820,502	5.0
Webster Bank, N.A.
Total risk-based capital	$1,585,645	11.2%	$1,585,645	11.2%	$1,416,886	10.0%
Tier 1 capital	1,248,379	8.8	1,248,379	8.8	850,132	6.0
Tier 1 leverage capital ratio	1,248,379	7.7	1,248,379	7.7	811,772	5.0

(1)	Assumes that the net proceeds of this offering will be deposited with Webster Bank, which will apply the funds to reduce short-term borrowings pending their application as described under “Use of Proceeds.”

RATIOS OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of combined fixed charges and preferred stock dividends to earnings is not different from the ratio of earnings to fixed charges. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Three Months Ended March 31, 2008	Year Ended December 31,
Ratio of Earnings to Fixed Charges		2007	2006	2005	2004	2003
Including interest on deposits	1.38	1.33	1.38	1.75	1.82	1.97
Excluding interest on deposits	2.27	2.25	1.98	2.60	2.50	2.77

For purposes of computing the ratios in the above table, earnings represent net income before taxes and securities gains and losses plus fixed charges. Fixed charges include all interest expense. These ratios are presented both including and excluding interest on deposits.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, Webster is subject to regulation, supervision and examination by the Federal Reserve. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders. As a result of this regulatory framework, our earnings are affected by actions of the Federal Reserve, the FDIC, which insures the deposits of our banking subsidiary within certain limits, and the OCC, which regulates Webster Bank.

Dividends from Webster Bank are our primary source of funds for payment of principal and interest on our debt and dividends to our stockholders, including holders of the Preferred Stock. There are, however, substantial regulatory restrictions on Webster Bank’s ability to pay dividends to us. Under OCC regulations, Webster Bank may pay dividends to Webster without prior regulatory approval so long as it meets its applicable regulatory capital requirements before and after payment of the dividends and its total dividends declared do not exceed net profits for the current year to date as of the declaration date plus net retained profits from the preceding two years less dividends declared in such years. In addition, if, in the opinion of the OCC, the bank would be engaged in an unsafe or unsound practice by paying dividends, the OCC may require that the bank cease and desist from such practice. At March 31, 2008, Webster Bank was in compliance with all applicable minimum capital requirements and had $11.8 million of retained earnings available for the payment of dividends to Webster. Webster must also maintain required capital levels of a bank holding company before it may pay dividends on its stock.

In addition to the foregoing regulatory considerations, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

Depository institutions, like Webster Bank, are also affected by various federal laws, including those relating to consumer protection and similar matters. Webster also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Our non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

CONSOLIDATED SELECTED HISTORICAL FINANCIAL DATA

The following table presents selected consolidated financial data for Webster at or for the years ended December 31, 2007, 2006, and 2005 and at or for the three months ended March 31, 2008 and 2007.

The selected consolidated financial data for each of the years ended December 31, 2007, 2006 and 2005 are derived from Webster’s audited consolidated financial statements. Our consolidated financial statements for each of the three fiscal years ended December 31, 2007, 2006 and 2005 were audited by an independent registered public accounting firm. The selected consolidated financial data for Webster for the three-month periods ended March 31, 2008 and 2007 are derived from Webster’s unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2008 and, in our opinion, such financial statements reflect all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the data for those periods. Our results of operations for the three months ended March 31, 2008 are not necessarily indicative of the results which may be expected for the year as a whole. The summary below should be read in conjunction with our unaudited consolidated financial statements, the related notes thereto, and the other detailed information included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 and our audited consolidated financial statements, the related notes thereto, and the other detailed information included in our 2007 Annual Report on Form 10-K.

	At or for the Three Months Ended March 31, (Unaudited)		At or for the Year Ended December 31,
	2008	2007	2007	2006	2005
	(Dollars in thousands)
Statement of Condition
Total assets	$17,243,562	$16,878,599	$17,201,960	$17,096,659	$17,835,905
Loans, net	12,420,661	12,157,881	12,287,857	12,775,772	12,138,800
Investment securities	2,970,682	2,475,793	2,859,893	1,962,002	3,700,585
Goodwill and other intangible assets	766,467	775,998	768,015	777,659	650,515
Deposits	12,143,292	12,558,390	12,354,158	12,458,396	11,631,145
Federal Home Loan Bank advances and other borrowings	3,178,290	2,222,602	2,940,883	2,590,075	4,377,297
Preferred stock of subsidiary corporation	9,577	9,577	9,577	9,577	9,577
Shareholders’ equity	1,716,716	1,902,285	1,736,632	1,874,134	1,644,497
Statement of Income
Interest income	232,004	248,693	995,595	1,014,738	871,847
Interest expense	107,148	120,612	487,403	506,188	354,506

Net interest income	124,856	128,081	508,192	508,550	517,341
Provision for credit losses	15,800	3,000	67,750	11,000	9,500
Other non-interest income	48,268	46,813	200,591	179,195	172,862
Loss on write-down of securities available for sale to fair value	—	—	—	(48,879)	—
Gain (loss) on sale of securities, net	(421)	541	1,721	1,289	3,633
Non-interest expenses	116,111	121,161	483,970	436,335	416,767

Income from continuing operations before income taxes	40,792	51,274	158,784	192,820	267,569
Income taxes	14,303	16,194	48,088	59,140	85,037
(Loss) income from discontinued operations, net of tax	(2,124)	(44)	(13,923)	110	2,661

Net income	$24,365	$35,036	$96,773	$133,790	$185,193

	At or for the Three Months Ended March 31,		At or for the Year Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
Per Share Data
Net income per share—basic	$0.47	$0.62	$1.78	$2.50	$3.46
Net income per share—diluted	0.47	0.62	1.76	2.47	3.42
Dividends declared per common share	0.30	0.27	1.17	1.06	0.98
Book value per common share	32.71	33.65	33.09	33.24	30.65
Tangible book value per common share	18.36	20.23	18.73	19.76	18.84
Weighted-average shares (000’s)—diluted	52,297	56,762	54,996	54,065	54,236
Key Performance Ratios
Return on average assets(a)	0.62%	0.83%	0.66%	0.75%	1.04%
Return on average shareholders’ equity(a)	6.11	7.40	5.97	7.78	11.33
Net interest margin	3.27	3.41	3.40	3.16	3.29
Interest-rate spread	3.20	3.32	3.32	3.09	3.25
Non-interest income as a percentage of total revenue	27.71	26.99	28.48	20.56	25.44
Shareholders’ equity/total assets	9.96	11.27	10.99	9.61	9.22
Asset Quality Ratios
Allowance for credit losses to total loans	1.51%	1.24%	1.58%	1.20%	1.27%
Allowance for loan losses to total loans	1.43	1.18	1.51	1.14	1.19
Net charge-offs/(average loans)	0.75	0.17	0.20	0.13	0.03
Nonperforming loans/total loans	1.11	0.48	0.90	0.46	0.49
Nonperforming assets/total loans plus OREO	1.22	0.53	0.97	0.48	0.54
Capital Ratios
Total risk-based capital	11.4%	11.9%	11.4%	11.4%	11.1%
Tier 1 capital	9.0	9.3	8.8	8.9	8.5
Tier 1 leverage capital	7.9	8.1	8.0	7.4	6.9
Market Price
High	$34.90	$51.24	$51.24	$50.44	$50.65
Low	24.10	46.54	30.74	45.25	43.10
Close	27.87	48.01	31.97	48.72	46.90

(a)	Calculated based on income from continuing operations for all years presented.

DESCRIPTION OF PREFERRED STOCK

This prospectus supplement summarizes specific terms and provisions of the Preferred Stock. Terms that apply generally to our preferred stock are described under “Description of Preferred Stock” in the accompanying prospectus. The terms of the Preferred Stock will include those stated in a certificate of designations, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated into this prospectus supplement and the accompany prospectus and the registration statement of which they form a part. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our certificate of incorporation, as amended and restated (our “Certificate of Incorporation”), including the certificate of designations for the Preferred Stock. You should read our Certificate of Incorporation, including the certificate of designations, for the provisions that are important to you.

As used in this section, the terms “Webster,” “us,” “we” or “our” refer to Webster Financial Corporation and not any of its subsidiaries.

General

Our Certificate of Incorporation authorizes the issuance of up to 3,000,000 shares of preferred stock, par value $0.01 per share. Prior to the issuance of the Preferred Stock, no class or series of our preferred stock is outstanding. When issued, the Preferred Stock will constitute a single series of our preferred stock, consisting of up to 225,000 shares (or up to 250,000 shares if the underwriters’ overallotment option is exercised in full), par value $0.01 per share, having a liquidation preference of $1,000 per share. The holders of the Preferred Stock will have no preemptive rights. All of the shares of the Preferred Stock, when issued and paid for, will be validly issued, fully paid and non-assessable.

The Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with each class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Webster (collectively, the “parity securities”) and (2) senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Webster (collectively, the “junior securities”). See “Description of Preferred Stock” in the accompanying prospectus for a description of our authorized preferred shares.

We will not be entitled to issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up, without the approval of the holders of at least two-thirds of the shares of our Preferred Stock then outstanding and any class or series of parity securities then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “—Voting Rights.” We may, however, from time to time, without notice to or consent from holders of the Preferred Stock, create and issue parity securities and junior securities.

As of the date of this prospectus supplement, we are authorized to issue up to 200,000,000 shares of common stock, par value $.01 per share. As of March 31, 2008, 56,599,164 shares of our common stock were issued.

Dividends

Dividends on the Preferred Stock will be payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis on the $1,000 per share liquidation preference, at an annual rate equal to 8.50%. Subject to the foregoing, dividends will be payable in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “dividend payment date”) commencing on September 15, 2008. Each dividend will be payable to holders of record as they appear on our stock register on the first day of the month, whether or not a business day, in which the relevant dividend payment date occurs. Each period from and including a dividend payment date (or the date of the issuance of the Preferred Stock) to but excluding the following dividend payment date is herein referred to as a “dividend period.” Dividends payable for each dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid. The term “business day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors does not authorize and declare a dividend on the Preferred Stock for a dividend period, or if the board of directors authorizes and declares less than a full dividend, we will have no obligation to pay any dividend or full dividend for that period, whether or not our board of directors authorizes and declares dividends on the Preferred Stock for any subsequent dividend period.

We are not obligated to and will not pay holders of the Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Preferred Stock any dividend in excess of the dividends on the Preferred Stock that are payable as described above.

There is no sinking fund with respect to dividends.

For a discussion of the tax consequences of dividends paid on the Preferred Stock, see “Certain U.S. Federal Income Tax Considerations—U.S. Holders—Dividends” and “Certain U.S. Federal Income Tax Considerations—Non-U.S. Holders—Dividends.”

Dividend Stopper

So long as any share of Preferred Stock remains outstanding, (1) no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any junior securities (other than a dividend payable solely in shares of junior securities) and (2) no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as (a) a result of a reclassification of junior securities for or into other junior securities, or the exchange or conversion of one share of junior securities for or into another share of junior securities, (b) repurchases in support of our employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities), unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of the Preferred Stock and parity securities have been paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Except as provided below, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity securities for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity securities but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity securities. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Preferred Stock and all parity securities bear to each other.

Redemption

The Preferred Stock will not be redeemable either at our option or at the option of the holders. The Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

Optional Conversion Right

Each share of the Preferred Stock may be converted at any time, at the option of the holder, into 36.8046 shares of our common stock (which reflects an approximate initial conversion price of $27.17 per share of common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”) and subject to the limitations set forth below under “—Limitation on Beneficial Ownership.”

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time.

If the conversion date is on or prior to the record date for any declared dividend for the dividend period in which you elect to convert, you will not receive any declared dividends for that dividend period. If the conversion date is after the record date for any declared dividend and prior to the corresponding dividend payment date, you will receive that dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related dividend payment date, you must pay to the conversion agent when you convert your shares of Preferred Stock an amount in cash equal to the full dividend actually paid on such dividend payment date on the shares being converted, unless your shares of Preferred Stock are being converted as a consequence of a mandatory conversion at our option, a make-whole acquisition or a fundamental change as described below under “—Mandatory Conversion at Our Option,” “—Conversion upon Certain Acquisitions” and “—Conversion upon Fundamental Change,” respectively.

Mandatory Conversion at Our Option

On or after June 15, 2013, we may, at our option, at any time or from time to time cause some or all of the Preferred Stock to be converted into shares of our common stock at the then applicable conversion rate. We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, the closing price of our common stock exceeds 130% of the then applicable conversion price of the Preferred Stock.

If less than all of the shares of Preferred Stock are converted, the conversion agent will select the Preferred Stock to be converted by lot, or on a pro rata basis or by another method the conversion agent considers fair and appropriate, including any method required by DTC or any successor depositary. If the conversion agent selects a portion of your Preferred Stock for partial mandatory conversion and you convert a portion of the same shares of Preferred Stock, the converted portion will be deemed to be from the portion selected for mandatory conversion.

We refer to the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of our common stock on the New York Stock Exchange as the “closing price” of the common stock on any determination date. If the common stock is not traded on the New York Stock Exchange on any determination date, the closing price of the common stock on any determination date means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which our common stock is so listed or quoted, or, if no closing price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which our common stock is so listed or quoted, or if the common stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the common stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

A “trading day” is a day on which the shares of our common stock:

•	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

For purposes of this prospectus supplement, all references to the closing price and last reported sale price of the common stock on the New York Stock Exchange shall be such closing price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) or any successor thereto, and as reported by Bloomberg Professional Service or any successor thereto; except that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange will govern.

For purposes of calculating the “closing price” of our common stock, if a reorganization event (as defined below under “—Reorganization Events”) has occurred and (1) the exchange property consists only of shares of common stock, the “closing price” shall be based on the closing per share price of such common stock; (2) the exchange property consists only of cash, the “closing price” shall be the cash amount paid per share; and (3) the exchange property consists of securities, cash and/or other property, the “closing price” shall be based on the sum, as applicable, of (x) the closing price of such common stock, (y) the cash amount paid per share and (z) the value (as determined by our board of directors from time-to-time) of any other securities or property paid to our shareholders in connection with the reorganization event.

To exercise the mandatory conversion right described above, we must provide a notice of such conversion to each holder of our Preferred Stock or issue a press release for publication and make this information available on our website, if any. The conversion date will be a date selected by us (the “mandatory conversion date”) and will be no more than 20 and not less than 10 days after the date on which we provide such notice of mandatory conversion or issue such press release. In addition to any information required by applicable law or regulation, the notice of mandatory conversion and press release shall state, as appropriate:

•	the mandatory conversion date;

•	the number of shares of our common stock to be issued upon conversion of each share of Preferred Stock; and

•	the number of shares of Preferred Stock to be converted.

Limitation on Beneficial Ownership

Notwithstanding the foregoing, no holder of the Preferred Stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of the Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of the Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of common stock outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Preferred Stock to convert mandatorily.

Conversion Procedures

Conversion into shares of our common stock will occur on the mandatory conversion date or any applicable conversion date (as defined below). On the mandatory conversion date, shares of our common stock will be issued to you or your designee upon presentation and surrender of the certificate evidencing the Preferred Stock to the conversion agent if shares of the Preferred Stock are held in certificated form, and upon compliance with some additional procedures described below. If a holder’s interest is a beneficial interest in a global certificate representing Preferred Stock, a book-entry transfer through DTC will be made by the conversion agent upon compliance with the depositary’s procedures for converting a beneficial interest in a global security.

On the date of any conversion at the option of a holder, if the holder’s interest is in certificated form, the holder must do each of the following in order to convert:

•	complete and manually sign the conversion notice provided by the conversion agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the shares of Preferred Stock to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date to which such holder is entitled.

If a holder’s interest is a beneficial interest in a global certificate representing Preferred Stock, in order to convert such holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global security.

The date on which a holder complies with the foregoing procedures is the “conversion date.”

The conversion agent for the Preferred Stock is initially the transfer agent. A holder may obtain a copy of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder’s behalf, convert the Preferred Stock into shares of our common stock, in accordance with the terms of the notice delivered by us described above. Payments of cash for dividends and in lieu of fractional shares and, if shares of our common stock are to be delivered, a stock certificate or certificates, will be delivered to the holder, or in the case of global certificates or uncertificated shares, a book-entry transfer through DTC will be made by the conversion agent.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date, except to the extent that all or a portion of such common stock is subject to the limitation on beneficial ownership described under “—Limitation on Beneficial Ownership.” Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Preferred Stock.

Conversion upon Certain Acquisitions

General. The following provisions will apply if, prior to the conversion date, one of the following events occurs:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in the election of our directors; or

•

consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our common stock will be converted into or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions”; except that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of our common stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

Upon a make-whole acquisition, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Preferred Stock that occur during the period (the “make-whole acquisition conversion period”) beginning on the effective date of the make-whole acquisition (the “effective date”) and ending on the date that is 30 days after the effective date, by a number of additional shares of common stock (the “make-whole shares”) as described below.

At least 20 days prior to the anticipated effective date of a make-whole acquisition, we will notify holders of the anticipated effective date of the transaction. The notice will specify the anticipated effective date of the make-whole acquisition and the anticipated date by which each holder’s make-whole acquisition conversion right must be exercised. We will also notify holders on the effective date of such make-whole acquisition specifying, among other things, the date by which the holder’s make-whole acquisition conversion right must be exercised (which is 30 days after the effective date), the number of make-whole shares and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the make-whole acquisition conversion right, a holder must deliver to the conversion agent, on or before the close of business on the date specified in the notice, the certificate evidencing such holder’s shares of the Preferred Stock, if the shares of Preferred Stock are held in certificated form. If a holder’s interest is a beneficial interest in a global certificate representing Preferred Stock, in order to convert, a holder must comply with the requirements listed above under “—Conversion Procedures” and comply with the depositary’s procedures for converting a beneficial interest in a global security. The date that the holder complies with these requirements is referred to as the “make-whole conversion date.” If a holder does not elect to exercise the make-whole acquisition conversion right, such holder’s shares of the Preferred Stock will remain outstanding but will not be eligible to receive make-whole shares.

Make-Whole Shares. The following table sets forth the number of make-whole shares per share of Preferred Stock for each stock price and effective date set forth below:

	Stock Price
Effective Date	$22.18	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00	$50.00	$75.00	$100.00
June 11, 2008	8.2810	6.6531	5.5622	5.1430	4.4168	3.8737	3.4541	3.1138	2.0954	1.5827
June 15, 2009	8.2810	6.5898	4.8760	4.3257	3.7162	3.2594	2.9068	2.6207	1.7647	1.3336
June 15, 2010	8.2810	6.5796	4.6764	3.4008	2.9237	2.5617	2.2840	2.0585	1.3839	1.0441
June 15, 2011	8.2810	6.5807	4.6622	3.0415	2.0490	1.8009	1.6066	1.4487	0.9765	0.7385
June 15, 2012	8.2810	6.5774	4.6588	3.0079	1.0772	0.9384	0.8367	0.7538	0.5063	0.3815
June 15, 2013 and after	8.2810	6.5806	4.6621	3.0105	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price (the “stock price”) paid per share of our common stock in such transaction. If the holders of our shares of common stock receive only cash in the make-whole acquisition, the stock price shall be the cash amount paid per share. Otherwise the stock price shall be the average of the closing prices per share of our common stock on each of the 10 consecutive trading days up to but not including the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the Preferred Stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. Each of the number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate as set forth under “—Anti-Dilution Adjustments.”

The exact stock price and effective dates may not be set forth on the table, in which case:

•

if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of make-whole shares will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $100.00 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Preferred Stock; and

•	if the stock price is less than $22.18 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Preferred Stock.

Our obligation to deliver make-whole shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.

Conversion upon Fundamental Change

If the reference price (as defined below) in connection with a fundamental change (as defined below) is less than the applicable conversion price each share of Preferred Stock may be converted during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $11.09, which is 50% of the closing price of our common stock on the date of this prospectus supplement, subject to adjustment (the “base price”). The base price will be adjusted as of any date the conversion rate of the Preferred Stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the conversion rate adjustment and the denominator of which is the conversion rate as so adjusted. If the reference price is less than the base price, holders will receive a maximum of 90.1713 shares of our common stock per share of Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Preferred Stock. In lieu of issuing common stock upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each share of common stock otherwise issuable upon conversion.

The “reference price” is the price per share of common stock in connection with such fundamental change. If the holders of our shares of common stock receive only cash in connection with the fundamental change, the reference price shall be the cash amount paid per share. Otherwise the reference price shall be the average of the closing price per share of our common stock on the ten trading days up to but not including the effective date of the fundamental change.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in the election of our directors;

(b) consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our common stock will be converted into or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction; or

(c) shares of our common stock, or shares of any other stock into which the Preferred Stock is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a delisting (other than as a result of a transaction described in paragraph (b) above);

provided, however, that a fundamental change with respect to a transaction described in clauses (a) or (b) above will not be deemed to have occurred if at least 90% of the consideration received by holders of our common stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

To exercise the fundamental change conversion right, a holder must comply with the requirements listed above under “—Conversion Procedures” on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of the Preferred Stock will remain outstanding (subject to the holder electing to convert such holder’s shares as described above under “—Conversion Upon Certain Acquisitions”).

Reorganization Events

In the event of:

(a) any consolidation or merger of us with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other property of us or another person;

(b) any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets, in each case pursuant to which our common stock will receive a distribution of cash, securities or other property of us or another person;

(c) any reclassification of the common stock into securities, including securities other than the common stock; or

(d) any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

each of which is referred to as a “reorganization event,” each share of the Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Preferred Stock, become convertible into the kind and amount of securities, cash and other property or assets that a holder (that was not the counterparty to the reorganization event or an affiliate of such other party) of a number of shares of common stock equal to the conversion rate per share of the Preferred Stock prior to the reorganization event would have owned or been entitled to receive upon the reorganization event (such securities, cash and other property or assets, the “exchange property”). In the event that holders of the shares of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Preferred Stock are entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of our common stock that affirmatively make an election. Holders have the right to convert their shares of Preferred Stock in the event of certain acquisitions as described under “—Conversion upon Certain Acquisitions” and “—Conversion upon Fundamental Change.” In connection with certain reorganization events, holders of the Preferred Stock may have the right to vote as a class, see “—Voting Rights.”

Anti-Dilution Adjustments

The conversion rate will be adjusted in the following circumstances:

(1) If we pay dividends or other distributions on the common stock in common stock, then the conversion rate in effect immediately prior to the ex-date for such dividend or distribution will be multiplied by the following fraction:

  OS1

OS0

Where,

OSo =	the number of shares of common stock outstanding immediately prior to ex-date for such dividend or distribution.

OS1 =

the sum of the number of shares of common stock outstanding immediately prior to the ex-date for such dividend or distribution plus the total number of shares of our common stock constituting such dividend or distribution.

(2) If we subdivide, split or combine the shares of common stock, then the conversion rate in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

  OS1

OS0

Where,

OSo =	the number of shares of common stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =	the number of shares of common stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

(3) If we issue to all or substantially all holders of the shares of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of our common stock at less than the current market price, as defined below, of the common stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the conversion rate in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

OS0 + X

OS0 + Y

Where,

OSo =	the number of shares of common stock outstanding immediately prior to the ex-date for such distribution.

X =	the total number of shares of common stock issuable pursuant to such rights or warrants.

Y =	the number of shares of common stock equal to the aggregate price payable to exercise such rights or warrants divided by the current market price.

To the extent that such rights or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the conversion rate shall be readjusted to such conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining the aggregate offering price payable for such shares of our common stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by our board of directors).

(4) If we distribute to all or substantially all holders of shares of our common stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (1) above, any rights or warrants referred to in clause (3) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “distributed property”), then the conversion rate in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

SP0

SP0 - FMV

Where,

SP0 =	the current market price per share of common stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of common stock on such date as determined by our board of directors;

provided that, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred Stock shall receive on the date on which the distributed property is distributed to holders of the shares of our common stock, for each share of Preferred Stock, the amount of distributed property such holder of Preferred Stock would have received had such holder of Preferred Stock owned a number of shares of our common stock equal to the conversion rate on the ex-date for such distribution.

In a “spin-off,” where we make a distribution to all or substantially all holders of our shares of common stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the conversion rate will be adjusted on the fifteenth trading day after the effective date of the distribution by multiplying such conversion rate in effect immediately prior to such fifteenth trading day by the following fraction:

MP0 + MPS

MP0

Where,

MP0 =	the average of the closing prices of the common stock over the first ten trading days commencing on and including the fifth trading day following the effective date of such distribution.

MPS =

the average of the closing prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of common stock over the first ten trading days commencing on and including the fifth trading day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of our common stock on such date as determined by our board of directors.

(5) If we make a distribution consisting exclusively of cash to all or substantially all holders of the common stock, excluding (a) any cash dividend on the common stock to the extent that the aggregate cash dividend per share of the common stock does not exceed $0.30 in any fiscal quarter (the “dividend threshold amount”), (b) any cash that is distributed in a reorganization event (as described below) or as part of a “spin-off” referred to in clause (4) above, (c) any dividend or distribution in connection with our liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries, then in each event, the conversion rate in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

SP0

SP0 - DIV

Where,

SP0 =	the closing price per share of common stock on the ex-date.

DIV =	the amount per share of common stock of the dividend or distribution, as determined pursuant to the following paragraph.

If an adjustment is required to be made as set forth in this clause as a result of a distribution (1) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the dividend threshold amount or (2) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution.

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted; provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (5).

Notwithstanding the foregoing, if “DIV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred Stock shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of shares of our common stock, for each share of Preferred Stock, the amount of cash such holder would have received had such holder owned a number of shares equal to the conversion rate on the ex-date for such distribution.

(6) If we or any of our subsidiaries successfully complete a tender or exchange offer for our common stock where the cash and the value of any other consideration included in the payment per share of the common stock exceeds the closing price per share of the common stock on the trading day immediately succeeding the expiration of the tender or exchange offer, then the conversion rate in effect at the close of business on such immediately succeeding trading day will be multiplied by the following fraction:

AC + (SP0 x OS1)

OS0 x SP0

Where,

SP0 =	the closing price per share of common stock on the trading day immediately succeeding the expiration of the tender or exchange offer.

OS0 =	the number of shares of common stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 =	the number of shares of common stock outstanding immediately after the expiration of the tender or exchange offer.

AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by our board of directors.

In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be readjusted to be such conversion rate that would then be in effect if such tender offer or exchange offer had not been made.

(7) To the extent that we have a rights plan in effect with respect to the common stock on any conversion date, upon conversion of any shares of the Preferred Stock, you will receive, in addition to the shares of our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from the shares of our common stock, in which case the conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of the common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In addition, we may make such increases in the conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of the common stock resulting from any dividend or distribution of the shares (or issuance of rights or warrants to acquire the shares) or from any event treated as such for income tax purposes or for any other reason.

For a discussion of the tax consequences of a change in the conversion rate, see “Certain U.S. Federal Income Tax Considerations—U.S. Holders—Adjustment of the Conversion Rate” and “Certain U.S. Federal Income Tax Considerations—Non-U.S. Holders—Adjustment of the Conversion Rate” in this prospectus supplement.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share of common stock. No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in the conversion rate. If any adjustment is not required to be made because it would not change the conversion rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that on an optional conversion date (including any conversion in connection with a make-whole acquisition or a fundamental change) or a mandatory conversion date, adjustments to the conversion rate will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the conversion rate will be made if holders may participate in the transaction that would otherwise give rise to such adjustment as a result of holding the Preferred Stock, without having to convert the Preferred Stock, as if they held the full number of shares of common stock into which a share of the Preferred Stock may then be converted.

The applicable conversion rate will not be adjusted:

(a) upon the issuance of any shares of common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

(b) upon the issuance of any shares of common stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

(c) upon the issuance of any shares of common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the shares of Preferred Stock were first issued;

(d) for a change in the par value or no par value of the common stock; or

(e) for accrued and unpaid dividends on the Preferred Stock.

We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the conversion rate was determined and setting forth the revised conversion rate.

The “current market price” on any date is the average of the daily closing prices per share of the common stock or other securities on each of the five consecutive trading days preceding the earlier of the day before the date in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. The term “ex-date,” when used with respect to any such issuance or distribution, means the first date on which the common stock or other securities trade without the right to receive such issuance or distribution.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of the Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing price per share of our common stock determined as of the second trading day immediately preceding the effective date of conversion.

If more than one share of the Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

Common Stock Rights

Reference is made to the “Description of Common Stock” for a description of the rights of holders of common stock to be delivered upon conversion of the Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $1,000 per share of Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of our common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets by us, and will have no right or claim to any of our remaining assets.

In the event that our assets available for distribution to stockholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Preferred Stock and the corresponding amounts payable on any parity securities, the holders of Preferred Stock and the holders of such other parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.

Voting Rights

The holders of the Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends on any shares of Preferred Stock or any other series of voting preferred stock (as defined below) have not been declared and paid for the equivalent of six or more dividend periods, whether or not consecutive (a “nonpayment”), the holders of such shares of Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors. In that event, the number of directors on our board will automatically increase by two, and the new directors will be elected at a special meeting called at the request of the holders of at least 20% of the shares of Preferred Stock or of any other series of voting preferred stock (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, failing which election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting.

As used in this prospectus supplement, “voting preferred stock” means any and all series of our preferred stock ranking equally with the Preferred Stock either or both as to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Preferred Stock and such other voting preferred stock voted.

If and when dividends for at least four consecutive dividend periods following a nonpayment have been paid in full on the Preferred Stock and any other series of voting preferred stock, or declared and a sum sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate and the number of directors on our board shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter.

So long as any shares of Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of our Certificate of Incorporation or the certificate of designations for the shares of Preferred Stock so as to authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up; or

•

amend, alter or repeal the provisions of our Certificate of Incorporation or the certificate of designations for the shares of Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the shares of Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the shares of Preferred Stock or a merger or consolidation of us with another entity, unless in each case (i) shares of Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) such shares of Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole, provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Preferred Stock for this purpose), then only the series of preferred stock materially and adversely affected and entitled to vote shall vote as a class in lieu of all other series of preferred stock.

Without the consent of the holders of the Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole, we may amend, alter, supplement, or repeal any terms of our Certificate of Incorporation or the certificate of designations for the shares of Preferred Stock for the following purposes:

•	to cure any ambiguity, or to cure, correct, or supplement any provision that may be ambiguous, defective, or inconsistent; or

•	to make any provision with respect to matters or questions relating to the Preferred Stock that is not inconsistent with the provisions of the certificate of designations for the Preferred Stock.

Miscellaneous

We will at all times reserve and keep available out of the authorized and unissued shares of our common stock, solely for issuance upon the conversion of the Preferred Stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the Preferred Stock then outstanding. Any shares of the Preferred Stock converted into shares of our common stock or otherwise reacquired by us shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.

Transfer Agent, Registrar, Paying Agent and Conversion Agent

BNY Mellon Shareowner Services will act as initial transfer agent, registrar and paying agent for the payment of dividends for the Preferred Stock and the conversion agent for the conversion of the Preferred Stock.

We and the transfer agent, registrar, paying agent and conversion agent may treat the registered holder of the Preferred Stock as the absolute owner of the Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

Replacement of Preferred Stock Certificates

If physical certificates are issued, we will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. We will replace certificates that become destroyed, stolen or lost at your expense upon delivery to us and the transfer agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the transfer agent and us.

However, we are not required to issue any certificates representing the Preferred Stock on or after the applicable conversion date. In place of the delivery of a replacement certificate following the applicable conversion date, the transfer agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock pursuant to the terms of the Preferred Stock formerly evidenced by the certificate.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and bylaws, as amended. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our Certificate of Incorporation and bylaws by following the directions under the heading “Where You Can Find More Information.”

General

Our Certificate of Incorporation provides the authority to issue 200,000,000 shares of common stock, par value $.01 per share. At March 31, 2008, there were 56,599,164 shares of common stock issued and we had outstanding stock options granted to directors, officers and other employees for 3,178,681 shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of Webster, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of the Preferred Stock or other convertible securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Some Important Charter Provisions

Our Certificate of Incorporation provides for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered, three-year terms. Any amendment to our Certificate of Incorporation must be approved by at least two-thirds of our board of directors at a duly constituted meeting called for that purpose and also by stockholders by the affirmative vote of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that approval by the affirmative vote of at least two-thirds of the shares entitled to vote is required to amend the provisions regarding amendment of our Certificate of Incorporation, directors, bylaws, approval for acquisitions of control and offers to acquire control, criteria for evaluating offers, the calling of special meetings of stockholders, greenmail, and stockholder action by written consent. In addition, the provisions regarding business combinations may be amended only by the affirmative vote of at least 80% of the shares entitled to vote on the matter. Our bylaws may be amended by the affirmative vote of at least two-thirds of the board of directors or by stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be voted, at a duly constituted meeting called for that purpose.

Our Certificate of Incorporation requires that if any individual, firm, corporation or other entity seeks to acquire the sole or shared power to vote or to direct the voting of, or to dispose of or to direct the disposition of, 10% or more of our outstanding shares of capital stock entitled to vote generally in the election of directors, such acquisition must be approved by at least two-thirds of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors. In addition, prior to such acquisition, such individual, firm, corporation or other entity must obtain all required federal regulatory approvals for such acquisition.

Our Certificate of Incorporation also provides that no individual, firm, corporation or other entity may, alone or based on shared power, make any offer to buy or acquire, any solicitation of an offer to sell, any tender offer for, or any request or invitation for tender of, 10% or more of our outstanding shares of capital stock generally entitled to vote for directors without either:

(1)	receiving the approval of at least two-thirds of our directors then in office; or

(2)	obtaining approval from the appropriate federal regulatory authorities pursuant to applicable laws and regulations.

Our Certificate of Incorporation requires that business combinations between Webster or any majority-owned subsidiary of Webster and a 10% or more stockholder or its affiliates or associates, referred to collectively in this section as the “interested stockholder,” be approved either by:

(1)	at least 80% of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors;

(2)	at least two-thirds of our continuing directors, which means those directors unaffiliated with the interested stockholder and serving before the interested stockholder became an interested stockholder; or

(3)	meet specified price and procedure requirements that provide for consideration per share generally equal to or greater than that paid by the interested stockholder when it acquired its block of stock.

The types of business combinations with an interested stockholder covered by this provision include:

•	any merger, consolidation or share exchange;

•	any sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the usual and regular course of business;

•	any issuance or transfer of equity securities having an aggregate market value in excess of 5% of the aggregate market value of our outstanding shares;

•	the adoption of any plan or proposal of liquidation proposed by or on behalf of an interested stockholder; or

•

any reclassification of securities, recapitalization of Webster or any merger or consolidation of Webster with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership interest of the interested stockholder.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Webster.

Our Certificate of Incorporation excludes our employee stock purchase plans and other employee benefit plans from the definition of interested stockholder.

Since the terms of our Certificate of Incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Certificate of Incorporation and bylaws. If you would like to read our Certificate of Incorporation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WBS”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for all of the Preferred Stock. We will issue the Preferred Stock only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee. We will issue and deposit with DTC one or more fully-registered global certificates for the Preferred Stock representing, in the aggregate, the total number of the shares of Preferred Stock to be sold in the offering.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Preferred Stock, so long as the corresponding securities are represented by global security certificates.

In a few special situations described below, a global security will be terminated and interest in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks and brokers to find out how to have their interests in global securities transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security representing the Preferred Stock are as follows:

•	if DTC is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Stock and we are unable to locate a qualified successor; or

•	we at our option elect to terminate the book-entry system through DTC.

If a global security is terminated, only DTC, and not we or the depositary, is responsible for deciding the names of the institutions in whose names the shares of Preferred Stock represented by the global security will be registered and, therefore, who will be the holders of those shares.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of shares of Preferred Stock within the DTC system must be made by or through direct participants, who will receive a credit for the Preferred Stock on DTC’s records. The ownership interest of each actual purchaser of each share of Preferred Stock is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owners purchased shares of Preferred Stock. Transfers of ownership interests in shares of Preferred Stock are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in shares of Preferred Stock, unless the book-entry system for the Preferred Stock is discontinued.

DTC has no knowledge of the actual beneficial owners of the shares of Preferred Stock. DTC’s records reflect only the identity of the direct participants to whose accounts the shares of Preferred Stock are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct and indirect participants and beneficial owners, subject to any statutory or regulatory requirements as are in effect from time to time, will be governed by arrangements among them.

Although voting on the Preferred Stock is limited to the holders of record of the Preferred Stock, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on the Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to the depositary as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the shares of Preferred Stock are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make dividend payments on the Preferred Stock to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. The paying agent will be responsible for payment of dividends to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on the Preferred Stock at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, certificates for the shares of Preferred Stock must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary).

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each share of Preferred Stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the shares of the Preferred Stock by employee benefit plans to which (i) Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, applies, (ii) plans, individual retirement accounts and other arrangements to which Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, which we collectively refer to as Similar Laws, applies, and (iii) entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each of which we call a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the shares of the Preferred Stock. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call ERISA Plans, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the shares of the Preferred Stock were acquired by an ERISA Plan with respect to which we or any of our affiliates are a party in interest or a disqualified person. For example, if we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or by reason of our ownership of our subsidiaries), an extension of credit prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code between the investing ERISA Plan and us may be deemed to occur, unless exemptive relief were available under an applicable exemption (see below).

The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the shares of the Preferred Stock. Those class exemptions include:

•	PTCE 96-23—for certain transactions determined by in-house asset managers;

•	PTCE 95-60—for certain transactions involving insurance company general accounts;

•	PTCE 91-38—for certain transactions involving bank collective investment funds;

•	PTCE 90-1—for certain transactions involving insurance company separate accounts; and

•	PTCE 84-14—for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) provides a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

No assurance can be made that all of the conditions of any such exemption will be satisfied.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the shares of the Preferred Stock by a Plan, the shares of the Preferred Stock may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the shares of the Preferred Stock will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws. Any purchaser or holder of the shares of Preferred Stock or any interest in the shares of the Preferred Stock will be deemed to have represented by its purchase and holding of the shares of the Preferred Stock that either:

•	it is not a Plan and is not purchasing the shares of the Preferred Stock or interest in the shares of the Preferred Stock on behalf of or with the assets of any Plan; or

•

its purchase, holding and disposition of the shares of the Preferred Stock or interest in the shares of the Preferred Stock will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of shares of the Preferred Stock on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of shares of the Preferred Stock, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the shares of the Preferred Stock by the Plan are entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of shares of the Preferred Stock to a Plan is in no respect, a representation by us or the underwriters that any investment in the shares of the Preferred Stock would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

In this section, we summarize certain material U.S. federal income tax considerations relating to the purchase, beneficial ownership, conversion and disposition of the Preferred Stock and the ownership and disposition of our common stock received in respect thereof. This summary deals only with Preferred Stock and our common stock held as capital assets (as defined in the Code).

We do not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to you if you are a holder subject to special rules, such as a bank, thrift institution, real estate investment trust, regulated investment company, personal holding company, insurance company or a broker, trader or dealer in securities or currencies. Further, we do not address:

•	the U.S. federal income tax consequences to you if you are a tax exempt organization that holds the Preferred Stock or our common stock;

•	the U.S. federal estate, gift or alternative minimum tax consequences to you of the purchase, beneficial ownership, conversion or disposition of the Preferred Stock or our common stock;

•

the U.S. federal income tax consequences to you if you hold the Preferred Stock or our common stock in a “straddle” or as part of a “hedging,” “conversion” or “constructive sale” transaction or if your “functional currency” is not the U.S. dollar; or

•	any state, local or foreign tax consequences to you of the purchase, beneficial ownership, conversion or disposition of the Preferred Stock or our common stock.

This summary is based on the Code, U.S. Treasury regulations (proposed, temporary and final) issued thereunder and administrative and judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

All persons considering an investment in the Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, beneficial ownership, conversion and disposition of the Preferred Stock and common stock received upon conversion of the Preferred Stock in their particular circumstances and regarding the tax consequences of the purchase, beneficial ownership, conversion and disposition of the Preferred Stock and common stock arising under the laws of any state, local, foreign or other taxing jurisdiction and under any applicable tax treaty.

You are a “U.S. Holder” if you are a beneficial owner of the Preferred Stock or our common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

You are a “Non-U.S. Holder” if you are a beneficial owner of the Preferred Stock or our common stock that is not a U.S. Holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Preferred Stock or our common stock, the U.S. federal income tax treatment of the partnership and its partners generally will depend on the status of the partner and the activities of the partnership and its partners. If you are a partner in a partnership holding the Preferred Stock or our common stock, you should consult your tax advisor with regard to the U.S. federal income tax treatment of an investment in the Preferred Stock or our common stock.

U.S. Holders

Dividends. Any distribution with respect to the Preferred Stock or our common stock that we pay out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend and will be includible in gross income by you when paid.

Any such dividend will be eligible for the dividends-received deduction if you are a qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends-received deduction. In addition, if you are a corporate U.S. Holder, you may be required to reduce your basis in your interest in the Preferred Stock or our common stock with respect to certain “extraordinary dividends,” as provided under Section 1059 of the Code. You should consult your own tax advisor concerning the application of these rules in light of your particular circumstances.

In addition, any such dividend will be considered a “qualified dividend” provided that certain minimum holding period requirements are satisfied. Qualified dividend income received in taxable years beginning before January 1, 2011 by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of taxation.

Distributions with respect to the Preferred Stock or our common stock in excess of our current or accumulated earnings and profits would be treated first as a non-taxable return of capital to the extent of your basis in the Preferred Stock or our common stock, that would be applied against and reduce (but not below zero) your tax basis in your Preferred Stock or common stock. Any remaining excess would be treated as capital gain realized on the sale or exchange of your Preferred Stock or common stock, as more fully described below under “—Sale, Exchange or Other Disposition.”

Sale, Exchange or Other Disposition. Upon a sale, exchange or other disposition of the Preferred Stock or our common stock, you generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. Holders of record who have not previously included such dividends in income) and your adjusted tax basis in the Preferred Stock or our common stock. Your adjusted tax basis in the Preferred Stock or our common stock at the time of any such disposition generally should equal your initial tax basis in the Preferred Stock or our common stock at the time of purchase, reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if you have held the Preferred Stock or our common stock for more than one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of the Preferred Stock into Our Common Stock. The conversion of Preferred Stock into common stock generally will constitute a recapitalization (as defined in Section 368(a)(1)(E) of the Code), and, therefore, you generally will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of the Preferred Stock. The adjusted tax basis of our common stock that you receive on conversion will equal the adjusted tax basis of the Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which you held the Preferred Stock prior to conversion.

Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common share, and capital gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional common share. Any cash received attributable to any declared and unpaid dividends on the Preferred Stock will be treated as described above under “U.S. Holders—Dividends.”

In the event a U.S. holder’s Preferred Stock is converted pursuant to an election by the U.S. holder in the case of certain acquisitions or fundamental changes or pursuant to certain other transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Adjustment of the Conversion Rate. The conversion rate of the Preferred Stock is subject to adjustment under certain circumstances, as described above under “Description of Preferred Stock – Anti-Dilution Adjustments.” U.S. Treasury regulations promulgated under Section 305 of the Code would treat a U.S. Holder of the Preferred Stock as having received a constructive distribution includable in such U.S. Holder’s income in the manner as described above under “U.S. Holders—Dividends,” above, if and to the extent that certain adjustments in the conversion rate increase the proportionate interest of a U.S. Holder in our earnings and profits. For example, an increase in the conversion rate to reflect a taxable dividend to holders of our common stock will generally give rise to a deemed taxable dividend to the holders of the Preferred Stock to the extent of our current and accumulated earnings and profits. In certain other circumstances, an adjustment to the conversion rate of the Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. Holders of our common stock. Thus, under certain circumstances, U.S. Holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. Holders of the Preferred Stock, however, will generally not be considered to result in a constructive dividend distribution.

Backup Withholding and Information Reporting. Information returns will be filed with the Internal Revenue Service, which we refer to as the IRS, with respect to distributions we make with respect to the Preferred Stock or our common stock and the proceeds received from the disposition of the Preferred Stock or our common stock. You may also be subject to backup withholding (currently at a rate of 28%) with respect to such distributions and proceeds unless you are an entity exempt from backup withholding, such as a corporation or a tax-exempt entity, and, when required, demonstrate this fact. If you are not exempt, you will be subject to backup withholding unless you provide your Taxpayer Identification Number, or “TIN,” which, if you are an individual, is your Social Security Number; you certify, under penalties of perjury, that (i) the TIN you provide is correct, (ii) you are a U.S. person and (iii) you are not subject to backup withholding because (a) you are exempt from backup withholding, (b) you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or (c) you have been notified by the IRS that you are no longer subject to backup withholding; and you otherwise comply with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax and may entitle you to a refund, provided that you furnish the required information to the IRS in a timely manner.

Non-U.S. Holders

Dividends. In general, dividends (including any constructive distributions taxable as dividends) with respect to the Preferred Stock or our common stock will be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable tax treaty. Dividends that are effectively connected with your conduct of a trade or business in the United States and, in the case of an applicable tax treaty, are attributable to your permanent establishment in the United States, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. You will be required to comply with certain certification and disclosure requirements in order for effectively connected income to be exempt from withholding or to claim a reduced treaty rate. Any such effectively connected dividends received by you if you are a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable tax treaty.

Sale, Exchange or Other Disposition. Any gain that you realize upon a sale, exchange or other disposition of the Preferred Stock or our common stock (including, in the case of conversion, the deemed exchange that gives rise to a payment of cash in lieu of a fractional common share) generally will not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States and, in the case of an applicable tax treaty, is attributable to your permanent establishment in the United States;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain conditions are met; or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held the Preferred Stock or our common stock. However, we do not believe that we are currently, and do not anticipate becoming, a U.S. real property holding corporation.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale. If you are a corporation, then any such effectively connected gain may also, under certain circumstances, be subject to the branch profits tax at a 30% rate, or such lower rate as may be prescribed under an applicable tax treaty. If you are an individual described in the second bullet point above, you will be subject to a flat 30% U.S. federal tax on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though you are not considered a resident of the United States.

Conversion of the Preferred Stock into Our Common Stock. You generally will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of the Preferred Stock, except with respect to any cash received in lieu of a fractional share that is taxable as described above under “Non-U.S. Holders—Sale, Exchange or Other Disposition.”

Adjustment of the Conversion Rate. As described above under “U.S. Holders—Adjustment of the Conversion Rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a Non-U.S. Holder in our earnings and profits could result in deemed distributions to the Non-U.S. Holder that are taxed as described under “Non-U.S. Holders—Dividends.” Any constructive dividend deemed paid to you will be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable tax treaty. It is possible that U.S. federal tax on the constructive dividend would be withheld from subsequent payments on the Preferred Stock or our common stock. If you are subject to withholding tax under such circumstances, you should consult your own tax advisor as to whether you can obtain a refund for all or a portion of the withholding tax.

Backup Withholding and Information Reporting. In general, you will not be subject to backup withholding with respect to payments that we make to you, provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us an appropriate statement certifying, under penalties of perjury, that you are not a U.S. person. In addition, you will not be subject to backup withholding with respect to the proceeds of the sale of the Preferred Stock or our common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person or you otherwise establish an exemption. However, we generally must report annually to the IRS and to you the amount of, and the tax withheld with respect to, any dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

UNDERWRITING

Subject to the terms and conditions described in an underwriting agreement between us and the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the number of shares of Preferred Stock listed opposite their names below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	180,000
J.P. Morgan Securities Inc.	22,500
Sandler O’Neill & Partners, L.P.	22,500

Total	225,000

The underwriters have agreed to purchase all of the shares of Preferred Stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of Preferred Stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the shares of Preferred Stock to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $18 per share. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of an option to purchase up to an additional 25,000 shares of Preferred Stock from us in the offering. See “—Overallotment Option.”

	Per Share	Without Option	With Option
Public offering price	$1,000	$225,000,000	$250,000,000
Underwriting discount	$30	$6,750,000	$7,500,000
Proceeds, before expenses, to Webster Financial Corporation	$970	$218,250,000	$242,500,000

The expenses of this offering, not including the underwriting discount, are estimated at approximately $550,000 and are payable by us.

Overallotment Option

We have granted to the underwriters an option to purchase up to 25,000 additional shares of Preferred Stock at the public offering price less the underwriting discount from us. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments.

No Sales of Similar Securities

We, our directors and our executive officers have agreed not to sell or transfer any common stock for 90 days after the date of this prospectus supplement (subject to certain exceptions) without first obtaining the written consent of the representative. Specifically, we and these other individuals have agreed not to directly or indirectly offer, sell, contract to sell, pledge or otherwise dispose of any Preferred Stock or common stock, request or demand that we file a registration statement related to the Preferred Stock or common stock, or enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Preferred Stock or common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lockup provision applies to Preferred Stock, common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock.

Price Stabilization, Short Positions

Until the distribution of the shares of Preferred Stock is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing Preferred Stock. However, the underwriters may engage in transactions that stabilize the price of the Preferred Stock, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in the Preferred Stock in connection with the offering, i.e., if they sell more shares of Preferred Stock than are listed on the cover of this prospectus supplement, the representative may reduce that short position by purchasing shares of Preferred Stock in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of the Preferred Stock to stabilize its price or to reduce a short position may cause the price of the Preferred Stock to be higher than it might be in the absence of such purchases. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we, other individuals or entities nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Stock. In addition, neither we, other individuals or entities nor the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

In connection with the offering, the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, the underwriters will be facilitating Internet distribution for this offering to certain of their Internet subscription customers. The underwriters intend to allocate a limited number of shares of the Preferred Stock for sale to online brokerage customers. An electronic prospectus supplement and accompanying prospectus is available on the Internet web site maintained by Merrill Lynch. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on Merrill Lynch’s web site is not part of this prospectus supplement or the accompanying prospectus.

Other Relationships

The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received, and may continue to receive, customary fees and commissions for these transactions.

LEGAL MATTERS

The validity of the Preferred Stock will be passed upon for us by Hogan & Hartson LLP, Washington, D.C. Certain legal matters relating to the offering will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements of Webster Financial Corporation as of December 31, 2007 and 2006, and for each of the years in the three year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$750,000,000

Webster Financial Corporation

Debt Securities, Common Stock, Preferred Stock, Depositary

Shares, Purchase Contracts, Units And Warrants

WEBSTER CAPITAL TRUST IV

WEBSTER CAPITAL TRUST V

WEBSTER CAPITAL TRUST VI

Trust Preferred Securities Fully and Unconditionally Guaranteed,

As Described In This Prospectus,

By

Webster Financial Corporation

By this prospectus, Webster Financial Corporation may offer from time to time:

•	debt securities

•	common stock

•	preferred stock

•	depositary shares

•	purchase contracts

•	units

•	warrants exercisable for debt securities, common stock or preferred stock

By this prospectus, each of Webster Capital Trust IV, Webster Capital Trust V and Webster Capital Trust VI may offer from time to time its trust preferred securities.

When Webster Financial Corporation, Webster Capital Trust IV, Webster Capital Trust V or Webster Capital Trust VI offers securities, it will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the price of the securities.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

Webster Financial Corporation’s common stock is listed for trading on the New York Stock Exchange under the symbol “WBS.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

The offered securities are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of Webster Financial Corporation and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2004.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the information incorporated by reference in this prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words “may,” “will,” “should,” “could,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “potential,” or “project” and similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including:

•	the effect of general economic, business or industry conditions or competition;

•	the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions;

•	higher than expected costs or other difficulties related to integration of combined or merged businesses;

•	deposit attrition;

•	changes in the cost of funds, demand for loan products, demand for financial services;

•	changes in the quality or composition of Webster Bank’s loan and investment portfolios;

•	changes in interest rates;

•	change in any applicable law, rule, regulation, policy or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting issues or otherwise;

•	adverse changes or conditions in capital or financial markets; and

•	other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and results of operations.

The forward-looking statements are based on our management’s beliefs and assumptions and are made as of the date of this prospectus (or, in the case of such statements contained in a prospectus supplement, or document incorporated by reference, as of the date on the front of such prospectus supplement or document). We undertake no obligation to publicly update or revise any forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Webster Financial Corporation, Webster Capital Trust IV, Webster Capital Trust V and Webster Capital Trust VI have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, Webster Financial Corporation, Webster Capital Trust IV, Webster Capital Trust V and/or Webster Capital Trust VI may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Webster Financial Corporation, Webster Capital Trust IV, Webster Capital Trust V and Webster Capital Trust VI have not authorized anyone to provide you different information. You should not assume that the information in this prospectus, any prospectus supplement, or in any document incorporated by reference in this prospectus is correct as of any date other than the date on the front of those documents.

This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3, which can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information” and which includes exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the offered securities. Each time Webster Financial Corporation, Webster Capital Trust IV, Webster Capital Trust V or Webster Capital Trust VI sells offered securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

References in this prospectus to “Webster Financial,” “we,” “us” and “our” are to Webster Financial Corporation. References to a “Trust” or the “Trusts” are to each or all of Webster Capital Trust IV, Webster Capital Trust V and Webster Capital Trust VI. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depositary shares, purchase contracts, units, warrants and trust preferred securities collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement and all annual and quarterly reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the SEC’s public reference facility at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms.

You may also request copies of these SEC filings upon payment of a duplicating fee by writing to the SEC. These documents are also available to the public from commercial document retrieval services.

In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet at the “web site” maintained by the SEC at “http://www.sec.gov.”

Our common shares are listed on The New York Stock Exchange, and reports, proxy statements and other information concerning us can be inspected at The New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information that we incorporate by reference is considered a part of this prospectus; and

•

the information we file later with the SEC will automatically update information previously contained in or incorporated by reference in this prospectus, and any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded for purposes of this prospectus to the extent that a later statement contained or incorporated by reference in this prospectus is inconsistent with such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC:

Report	Period of Report or Date Filed

•     Annual Report on Form 10-K (including information incorporated by reference in the Form 10-K from our definitive proxy statement for the 2004 annual meeting of stockholders, which was filed on March 19, 2004)

Year ended December 31, 2003

• Current Reports on Form 8-K	Filed February 20, 2004

• Description of Webster Financial Corporation’s common stock (contained in Registration Statement on Form S-4, as amended (File No. 333-33228))	Filed March 24, 2000

We incorporate by reference these documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we sell all of the offered securities described in each applicable prospectus supplement.

These documents are available without charge to you on the Internet at http://www.websteronline.com or if you call or write to Terrence K. Mangan, Senior Vice President Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, (203) 578-2318.

There are no separate financial statements for the Trusts contained in or incorporated by reference in this prospectus. We do not believe these financial statements would be helpful because:

•

Each Trust has no independent operations and exists solely for the purpose of issuing the trust preferred securities and trust common securities and purchasing the junior subordinated debentures of Webster Financial.

•

Webster Financial guarantees the trust preferred securities of each Trust as described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, Webster Financial will pay all fees and expenses related to each Trust and the offering of its preferred securities, including the fees and expenses of the trustee or trustees.

WEBSTER FINANCIAL

Webster Financial is a Delaware corporation and the holding company of various entities, including Webster Bank, our federal savings bank subsidiary. Some key information about us includes the following:

•	both Webster Financial and Webster Bank are headquartered in Waterbury, Connecticut;

•	deposits at Webster Bank are insured by the Federal Deposit Insurance Corporation;

•

through our subsidiaries, we deliver banking, lending, trust, investment, insurance and other financial services to individuals, families and businesses primarily in Connecticut, and equipment financing, asset-based lending, mortgage origination and financial advisory services to public and private companies throughout the United States;

•

through Webster Bank, we currently provide business and consumer banking, mortgage origination, lending and other financial services from 119 banking offices, 233 automated teller machines and our Internet website (www.websteronline.com);

•	we have established a leading position in the banking and trust and investment services markets in Connecticut; and

•	our principal executive office is located at Webster Plaza, Waterbury, Connecticut 06702, and our telephone number is (203) 578-2476.

Information contained on our Internet website (www.websteronline.com) is not, and should not be deemed to be, a part of this prospectus.

In February 2004, the Office of the Comptroller of the Currency approved Webster Bank’s application to convert from a federal savings bank to a national bank. The approval is subject to customary conditions. Webster Financial has also filed a notice to become a bank holding company and a declaration to be a financial holding company with the Board of Governors of the Federal Reserve System. We expect to complete the conversion in the second quarter of 2004.

THE TRUSTS

Each of the three Trusts, Webster Capital Trust IV, Webster Capital Trust V and Webster Capital Trust VI, is a statutory trust formed under Delaware law. Each Trust exists solely to:

•	issue and sell its trust preferred securities and trust common securities;

•	use the proceeds from the sale of its trust preferred securities and trust common securities to purchase a series of Webster Financial’s junior subordinated debentures;

•	maintain its status as a grantor trust for United States federal income tax purposes; and

•	engage in other activities that are necessary or incidental to the above purposes.

We will enter into an amended and restated trust agreement for each Trust, referred to in this prospectus as the “trust agreement,” which will state the terms and conditions for that Trust to issue and sell its trust preferred securities and trust common securities.

All of the trust common securities of each Trust will be directly or indirectly owned by Webster Financial. The trust common securities of each Trust will represent an aggregate liquidation amount equal to at least 3% of such Trust’s total capitalization. The trust preferred securities will represent the remaining 97% of such Trust’s total capitalization. The terms of the trust common securities issued by each Trust will be substantially identical to the terms of the preferred securities issued by such Trust. The trust common securities will rank equally in priority of payment, and payments will be made proportionally, with the trust preferred securities of such Trust. However, if Webster Financial defaults on the related junior subordinated debentures, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities of the relevant Trust will be subordinated to the trust preferred securities of such Trust in priority of payment. The trust common securities of each Trust will also carry the right to vote and to appoint, remove or replace the trustees of such Trust.

The trust preferred securities of each Trust will be guaranteed by us as described in this prospectus.

Each Trust’s business and affairs will be conducted by the trustees we appoint, as holder of the trust common securities of each Trust. The trust agreement of each Trust will set forth the duties and obligations of the trustees.

Prior to the issuance of any trust preferred securities by a Trust, we will ensure that a majority of the trustees of the relevant Trust are persons who are our employees or officers or affiliates and that one trustee of the relevant Trust is a financial institution that will not be an affiliate of ours and that will act as property trustee, guarantee trustee and indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets the other requirements of applicable law, one other trustee of each Trust will have its principal place of business or reside in the State of Delaware.

Unless otherwise specified in the applicable prospectus supplement, the following trustees will conduct each Trust’s business and affairs:

•	The Bank of New York, as property trustee;

•	The Bank of New York (Delaware), as Delaware trustee; and

•	Three of our officers, as administrative trustees.

Only we, as owner of the trust common securities of each Trust, can remove or replace, or increase or decrease the number of, the trustees of each Trust, subject to the provisions of the Trust Indenture Act and to the requirement under Delaware law that there be a trustee in the State of Delaware, and except in the case of an event of default under the junior subordinated debentures issued to such Trust, as described under the heading “Description of Trust Preferred Securities—Removal of Trustees” below. Unless otherwise provided in the applicable prospectus supplement, we will pay all fees and expenses related to the Trusts and the offering of the trust preferred securities and trust common securities, including the fees and expenses of the trustees.

The Trusts will not have separate financial statements. The financial statements would not be material to holders of the trust preferred securities because the Trusts will not have any independent operations. Each Trust exists solely for the reasons summarized above.

The principal executive office of each Trust is located at Webster Plaza, Waterbury, Connecticut 06702, and the telephone number of each Trust is (203) 578-2476.

RATIOS OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Year Ended December 31,
	1999	2000	2001	2002	2003
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	1.97	1.90	2.18	2.65	2.80
Including Interest on Deposits	1.40	1.41	1.53	1.81	1.98

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	refinancing, reduction or repayment of debt;

•	investments in Webster Bank and our other subsidiaries to serve as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business; and

•	investments at the holding company level.

Each Trust will use all proceeds from the sale of the trust common and trust preferred securities to purchase junior subordinated debentures of Webster Financial.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the offered securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may offer and sell from time to time, in one or more offerings, the following:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and/ or

•	warrants exercisable for debt securities, common stock or preferred stock.

The Trusts may offer and sell from time to time trust preferred securities guaranteed by us as provided in this prospectus.

The total dollar amount of all offered securities that we may issue under this prospectus will not exceed $750,000,000. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all offered securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

DESCRIPTION OF DEBT SECURITIES

Description of Senior Debt Securities and Senior Subordinated Debt Securities

General

We may issue senior debt securities and/or senior subordinated debt securities, which in each case will be unsecured, direct, general obligations of Webster Financial. We may also issue junior subordinated debentures, which are described below under “—Description of Junior Subordinated Debentures.”

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The senior subordinated debt securities will be subordinate and junior in priority of payment to senior debt of Webster Financial, as described below under “—Subordination of Senior Subordinated Debt Securities” and in the prospectus supplement applicable to any senior subordinated debt securities that we may offer. For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt securities and the senior subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and senior subordinated debt securities under a separate senior subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt indenture and the senior subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939.

Each indenture will be between Webster Financial and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities” relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the senior subordinated debt indenture under which we may issue our senior debt securities and senior subordinated debt securities, respectively, and the forms of the debt securities, are or will be filed with the SEC as exhibits to the registration statement that includes this prospectus or filed with the SEC by a Current Report on Form 8-K and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular material terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

(1) the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

(2) the amount of debt securities issued and any limit on the amount that may be issued;

(3) the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued or whether the debt securities will be offered on a variable price basis;

(4) if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

(5) the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

(6) the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

(7) the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

(8) the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

(9) the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

(10) our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

(11) the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

(12) whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

(13) any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

(14) whether the debt securities will be issued in certificated or book-entry form;

(15) whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

(16) if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

(17) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

(18) whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

(19) whether the debt securities can be converted into or exchanged for other securities of Webster Financial or trust preferred securities of one or more of the Trusts, and the related terms and conditions;

(20) in the case of senior subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

(21) whether the debt securities will be sold as part of units consisting of debt securities and other securities;

(22) if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

(23) any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

(24) any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction or a change of control involving Webster Financial. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Webster Financial that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities”:

•

“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by Webster Financial or by one or more other subsidiaries of Webster Financial. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any subsidiary of Webster Financial that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Senior Subordinated Debt Securities

To the extent provided in the senior subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of senior subordinated debt securities, the payment of the principal of and premium, if any, and interest on any senior subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of Webster Financial in a liquidation or dissolution of Webster Financial, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Webster Financial, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the senior subordinated debt securities. Because of this subordination, general creditors of Webster Financial may recover more, ratably, than holders of senior subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related senior subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to Webster Financial, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

(1) “existing senior debt,” which means indebtedness of Webster Financial in the amount of $100.8 million evidenced by 8.72% senior notes due 2007 issued pursuant to the several Note Purchase Agreements dated as of November 29, 2000;

(2) other indebtedness of Webster Financial evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

(3) indebtedness of Webster Financial for money borrowed or represented by purchase-money obligations, as defined below;

(4) our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

(5) indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire;

(6) reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

(7) obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

(8) all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

(9) deferrals, renewals or extensions of any of the indebtedness or obligations described in clauses (1) through (8) above.

However, clauses (1) through (9) above exclude:

•

any indebtedness, obligation or liability referred to in clauses (1) through (9) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the senior subordinated debt securities or ranks equally with the senior subordinated debt securities;

•

any indebtedness, obligation or liability which is subordinated to indebtedness of Webster Financial to substantially the same extent as or to a greater extent than the senior subordinated debt securities are subordinated; and

•

the senior subordinated debt securities and the junior subordinated debentures issued to the Trusts and, unless expressly provided in the terms thereof, any other indebtedness of Webster Financial to its subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to senior subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the senior subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the senior subordinated debt securities of that series will be subordinated.

Structural Subordination

Because Webster Financial is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities and preferred equity of Webster Financial’s subsidiaries, since any right of Webster Financial to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors and preferred equity holders. If Webster Financial itself is recognized as a creditor of that subsidiary, the claims of Webster Financial would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Webster Financial. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to Webster Bank would be subordinate in right of payment to deposits and to other indebtedness of the bank.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms, if any, described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (ii) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

(1) issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2) register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•	Webster Financial is the continuing entity; or

•

the successor entity, if other than Webster Financial, formed by or resulting from any consolidation or merger, or which has received the transfer of Webster Financial’s assets, is incorporated in the United States and expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures; and

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of Webster Financial or any subsidiary as a result of that transaction as having been incurred by Webster Financial or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing;

provided, however, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any additional covenants of Webster Financial and/or modifications to the covenant described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain the restrictive covenant stated above, nor does it contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

(1) failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

(2) failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

(3) default in making any sinking fund payment when due, for any debt security of the series;

(4) default in the performance or breach of any other covenant or warranty of Webster Financial contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

(5) specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Webster Financial or any significant subsidiary or either of their property; and

(6) any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in clause (5) above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•

we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee; and

•

all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

(1) in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or

(2) in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, or premium, if any, or interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series issued under that indenture that is affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders of debt securities of such series issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

(1) except as described in the prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security;

•

reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security or any additional amounts;

•	change any of the conversion, exchange or redemption provisions of any debt security;

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;

•

release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities; or

•	in the case of subordinated debt securities, modify the ranking or priority of the securities,

(2) reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture; or

(3) modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by Webster Financial with specific covenants in the indenture.

Webster Financial and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

(1) to evidence the succession of another person to Webster Financial as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

(2) to add to the covenants of Webster Financial for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Webster Financial in the indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5) to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

(6) to secure or provide for the guarantee of the debt securities;

(7) to establish the form or terms of debt securities of any series and any related coupons;

(8) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

(9) to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities of any series issued under that indenture in any material respect;

(10) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and/or discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(11) to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series, including, among other things, to safeguard or provide for the conversion or exchange rights of such debt securities in the event of any reclassification or change of outstanding shares of common stock or any merger, consolidation, statutory share exchange or combination or any sale, transfer or other disposition of all or substantially all of our properties and assets or other similar transactions;

(12) to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

(13) to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

(14) to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•

the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•

the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by Webster Financial or any other obligor upon the debt securities or any affiliate of Webster Financial or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions in the applicable indenture relating to defeasance and covenant defeasance are applicable to the debt securities of or within any series, we may elect either:

(1) defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

(2) covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities;

in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

(1) we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

(2) no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

(3) the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Webster Financial or any subsidiary is a party or by which it is bound;

(4) certain other provisions set forth in the indenture are met;

(5) we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

(6) in the case of the senior subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Subordination of Senior Subordinated Debt Securities”, would prevent Webster Financial from making payments of principal of and premium, if any, and interest on the senior subordinated debt securities at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

(1) purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock;

(2) in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock;

(3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

(4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock; or

(5) any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of the relevant Trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debentures or any preferred securities of the relevant Trust.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period.

We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the senior debt securities or the senior subordinated debt securities. In the case of our junior subordinated debentures, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (a) the next succeeding interest payment date or (b) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.

Regarding the Trustees

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the senior subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

Description of Junior Subordinated Debentures

General

We will issue the junior subordinated debentures in one or more series under a junior subordinated debenture indenture, as supplemented from time to time, between us and a junior subordinated debenture trustee meeting the requirements of the Trust Indenture Act. The junior subordinated debenture indenture will be qualified under the Trust Indenture Act, will be subject to, and governed by, the Trust Indenture Act, and is or will be included as an exhibit to the registration statement of which this prospectus is a part or will be filed with the SEC by Current Report on Form 8-K and will be available as described under the heading “Where You Can Find More Information” above. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the junior subordinated debentures and the junior subordinated debenture indenture, including the definitions of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.

The applicable prospectus supplement will describe the specific terms of the junior subordinated debentures which we will offer, including:

(1) the specific title and designation, aggregate principal amount and any limit on that amount, purchase price and denominations of the junior subordinated debentures;

(2) the date or dates on which the principal of the junior subordinated debentures is payable or the method of determining the same, if applicable;

(3) the rate or rates, which may be fixed or variable, at which the junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;

(4) the date or dates from which the interest, if any, will accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on the junior subordinated debentures;

(5) the duration of the maximum consecutive period that Webster Financial may elect to defer payments of interest on the junior subordinated debentures;

(6) any redemption, repayment or sinking fund provisions;

(7) whether the junior subordinated debentures are convertible into or exchangeable for common stock or other securities or rights of Webster Financial or other issuers, or a combination of the foregoing, and, if so, the applicable conversion or exchange terms and conditions;

(8) any applicable material United States federal income tax consequences; and

(9) any other specific terms pertaining to the junior subordinated debentures, whether in addition to, or modification or deletion of, the terms described in this prospectus.

Ranking

Each series of junior subordinated debentures will rank equally with all other junior subordinated debentures to be issued by Webster Financial and sold to the Trusts or other trusts or other entities to be established by Webster Financial that are similar to the Trusts and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of Webster Financial, as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Webster Financial or its subsidiaries. As of March 29, 2004 the aggregate principal amount of the senior indebtedness that is described in “—Description of Junior Subordinated Debentures—Subordination,” was $100.8 million.

Form, Registration and Transfer

The junior subordinated debentures will be issued in fully registered form. The junior subordinated debentures will be held in the name of the property trustee in trust for the benefit of the holders of the related trust preferred securities and trust common securities until any dissolution of the Trust that issued such trust preferred securities and trust common securities. The trust preferred securities and the trust common securities issued by the Trusts are collectively referred to in this prospectus as the “trust securities.” If the junior subordinated debentures are distributed to the holders of the related trust securities, the junior subordinated debentures will be issued to the holders in the same form as the trust securities were held. Accordingly, any depository arrangements for the junior subordinated debentures are expected to be substantially similar to those in effect for the trust preferred securities. See “Description of Trust Preferred Securities—Global Trust Preferred Securities.”

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the junior subordinated debentures will be made at the office of the junior subordinated debenture trustee in the City of New York or at the office of the paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of a global certificate representing junior subordinated debentures, by:

•	check mailed to the address of the person entitled thereto as the address will appear in the applicable securities register for junior subordinated debentures; or

•	transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any junior subordinated debenture will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, we will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after the principal and premium, if any, or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debentures will look, as a general unsecured creditor, only to us for payment.

Option to Extend Interest Payment Date

So long as no junior subordinated debenture event of default has occurred and is continuing, we will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for an extension period, which will not exceed the maximum period specified in the applicable prospectus supplement for the deferral of interest. In addition, an extension period must end on an interest payment date and may not extend beyond the stated maturity of the junior subordinated debentures. At the end of an extension period, we must pay all interest then accrued and unpaid, together with interest, to the extent permitted by applicable law. During an extension period, interest will continue to accrue and holders of junior subordinated debentures, and holders of the related trust securities while the trust securities are outstanding, will be required to accrue the deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to the income, regardless of the method of accounting used by the holders.

Prior to the termination of any extension period, we may extend the extension period, provided that the extension does not cause the extension period to exceed the maximum extension period, end on a date other than an interest payment date or extend beyond the stated maturity of the related junior subordinated debentures. Upon the termination of any extension period, or any extension of an extension period, and the payment of all amounts then due, we may begin a new extension period, subject to the foregoing limitations. No interest will be due and payable during an extension period except at the end of that period. We must give the junior subordinated debenture trustee notice of its election to begin or extend an extension period at least five business days prior to the earlier of:

•	the date cash distributions on the related trust securities would have been payable except for the election to begin or extend the extension period; or

•

the date by which the relevant Trust is required to give notice to any securities exchange or to holders of its trust preferred securities of the record date or the date cash distributions are payable, but in any event not less than five business days prior to the record date.

The junior subordinated debenture trustee will give notice of our election to begin or extend an extension period to the holders of the trust preferred securities. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend an extension period.

Restrictions on Certain Payments

We will also covenant that if at any time:

(1) any event occurs that, to our actual knowledge is a junior subordinated debenture event of default, and we have not taken reasonable steps to cure that event of default;

(2) if a Trust is the holder of the junior subordinated debentures, Webster Financial is in default with respect to any of its payment obligations under the guarantee relating to such Trust’s trust preferred securities; or

(3) we give notice of our election to exercise our right to begin or extend an extension period for deferral of interest payments on the junior subordinated debentures as provided in the junior subordinated debenture indenture and we have not rescinded that notice, and the extension period or any extension thereof has commenced and is continuing;

then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

•

make any payment of principal of or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities, including our other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•

make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if the guarantee ranks equally with or junior in right of payment to the junior subordinated debentures;

provided, however, that we may do the following at any time:

(a) declare and pay dividends or distributions payable in shares of our common stock, or in options, warrants or rights to subscribe for or purchase shares of, our common stock;

(b) declare and pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan;

(c) make payments under the guarantee;

(d) carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

(e) purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

(f) purchase or acquire common stock related to the issuance of common stock or rights, or in connection with the satisfaction of our obligations, under any of our benefit plans for our directors, officers or employees or under any of our dividend reinvestment plans.

So long as the trust securities remain outstanding, we also will covenant:

(1) to maintain 100% direct or indirect ownership of the related trust common securities, it being understood that any permitted successor of Webster Financial under the junior subordinated debenture indenture may succeed to our ownership of the trust common securities;

(2) to use our best efforts to cause the Trust that issued such trust securities:

•

to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of related trust securities in liquidation of such Trust, the conversion, exchange or redemption of all of its trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;

•	to continue otherwise to be classified as a grantor trust for United States federal income tax purposes; and

•	to use its best efforts to cause each holder of its trust securities to be treated as owning an undivided beneficial interest in the related junior subordinated debentures; and

(3) not to cause, as sponsor of such Trust, or to permit, as the holder of its trust common securities, the dissolution, liquidation or winding-up of such Trust, except as provided in the trust agreement.

Modification of Junior Subordinated Debenture Indenture

From time to time, Webster Financial and the junior subordinated debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes, including, among other things, curing ambiguities or adding provisions, provided that any action does not materially adversely affect the interests of the holders of the junior subordinated debentures, and maintaining the qualification of the junior subordinated debenture indenture under the Trust Indenture Act. Webster Financial and the junior subordinated debenture trustee may, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, however, that we may not, without the consent of the holder of each outstanding junior subordinated debenture so affected, make any modifications which:

•	change the stated maturity or reduce the principal of any junior subordinated debentures;

•

change the interest rate, or the manner of calculation of the interest rate, or extend the time of payment of interest on any junior subordinated debentures except for our right under the junior subordinated debenture indenture to defer the payment of interest, as more fully described in “—Description of Junior Subordinated Debentures–Option to Extend Interest Payment Date;”

•	change any of the conversion, exchange or redemption provisions applicable to any junior subordinated debentures;

•	change the currency in respect of which payments of principal of or any premium or interest on any junior subordinated debentures are to be made;

•	change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights;

•

impair or affect the right of any holder of any junior subordinated debentures to institute suit for the payment of the principal or premium, if any, or interest thereon or for the conversion or exchange of any junior subordinated debentures in accordance with their terms;

•	change the subordination provisions adversely to the holders of the junior subordinated debentures; or

•	reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any modification of the junior subordinated debenture indenture.

Junior Subordinated Debenture Events of Default

Each of the following events with respect to any series of junior subordinated debentures will constitute a junior subordinated debenture event of default, whatever the reason for the junior subordinated debenture event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless the event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers’ certificate establishing the terms of the series pursuant to the junior subordinated debenture indenture:

•

we fail for 30 days to pay any interest on that series of junior subordinated debentures when due, subject to any permitted deferral; provided that, during any extension period for that series of junior subordinated debentures, failure to pay interest on that series of junior subordinated debentures will not constitute a junior subordinated debenture event of default;

•

we fail to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

•

if applicable, we fail to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related trust preferred securities;

•

we fail to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of junior subordinated debentures provides written notice to us; or

•	certain events in bankruptcy, insolvency or reorganization of Webster Financial.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of the junior subordinated debentures. The junior subordinated debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on the junior subordinated debentures due and payable immediately upon a junior subordinated debenture event of default, except that a junior subordinated debenture event of default referred to in the last bullet point above will result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul the declaration and waive the default in respect of the junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of the series, waive any past default, except a default in the payment of the principal of or premium, if any, or interest on, unless the default has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee, or a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

To the extent any action under the junior subordinated debenture indenture is entitled to be taken by the holders of at least a specified percentage of junior subordinated debentures, holders of the corresponding trust preferred securities may take action if the action is not taken by the property trustee of the Trust that issued such trust preferred securities. Notwithstanding the foregoing, if a junior subordinated debenture event of default has occurred and is continuing and is attributable either to (1) the failure of Webster Financial to pay the principal of or premium, if any, on or interest on the junior subordinated debentures on the due date or (2) the failure by Webster Financial to deliver the required securities or other rights upon an appropriate conversion or exchange right election a holder of the related trust preferred securities may institute a direct action. A “direct action” is a legal proceeding directly against Webster Financial for enforcement of payment to the holder of the principal of or premium, if any, or interest on the junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder or for enforcement of the conversion or exchange rights, as the case may be. Webster Financial may not amend the junior subordinated debenture indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. If the right to bring a direct action is removed, the Trust or Trusts whose trust preferred securities are outstanding may become subject to the reporting obligations under the Securities Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by Webster Financial in connection with a direct action, Webster Financial will remain obligated to pay the principal of and premium, if any, and interest on the related junior subordinated debentures, and Webster Financial will be subrogated to the rights of the holder of the trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by Webster Financial to the holder in any direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the trust agreement. See “Description of Trust Preferred Securities—Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and other Transactions

Webster Financial will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person will consolidate with or merge into Webster Financial or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Webster Financial, unless:

•

in case Webster Financial consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States, any state of the United States or the District of Columbia, and the successor person expressly assumes Webster Financial’s obligations under the junior subordinated debentures and the guarantees;

•

immediately after giving effect to the consolidation or merger, no debenture event of default, and no event which, after notice or lapse of time or both, would become a junior subordinated debenture event of default, will have occurred and be continuing; and

•	other conditions as prescribed in the junior subordinated debenture indenture are met.

Satisfaction and Discharge

The junior subordinated debenture indenture will cease to be of further effect, except as to our obligations to pay all other sums due under to the junior subordinated debenture indenture and to provide the officers’ certificates and opinions of counsel described in that indenture, and we will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at maturity or upon redemption within one year; and

•

Webster Financial deposits or causes to be deposited with the junior subordinated debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity of the junior subordinated debentures, as the case may be.

Subordination

The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Webster Financial, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of these debentures.

In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if (1) there will have occurred and be continuing a default in any payment with respect to senior indebtedness, (2) any applicable grace period with respect to the default on the senior indebtedness has ended and the default has not been cured or waived or ceased to exist, (3) an event of default with respect to any senior indebtedness results in the acceleration of the maturity thereof, or (4) any judicial proceeding is pending with respect to any default.

“Indebtedness,” for purposes of the sections “—Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means:

(1) every obligation of Webster Financial for money borrowed;

(2) every obligation of Webster Financial evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(3) every reimbursement obligation of Webster Financial with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of Webster Financial;

(4) every obligation of Webster Financial issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

(5) every capital lease obligation of Webster Financial;

(6) all indebtedness of Webster Financial, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;

(7) every obligation of the type referred to in clauses (1) through (6) of another person and all dividends of another person the payment of which, in either case, Webster Financial has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise;

(8) obligations of the type referred to in clauses (1) through (7) of another person secured by any lien on any property or asset of Webster Financial, whether or not the obligation is assumed by Webster Financial; and

(9) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

“Indebtedness ranking equally with the junior subordinated debentures,” for purposes of the sections “—Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means:

•

indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent the indebtedness specifically by its terms ranks equally with and not prior to the junior subordinated debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Webster Financial; and

•

all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of the trust, partnership or other entity affiliated with Webster Financial that is a financing vehicle of Webster Financial in connection with the issuance by that financing vehicle of equity securities or other securities guaranteed by Webster Financial pursuant to an instrument that ranks equally with or junior in right of payment to the guarantee.

The securing of any indebtedness otherwise constituting indebtedness ranking equally with the junior subordinated debentures will not prevent the indebtedness from constituting indebtedness ranking equally with the junior subordinated debentures.

“Indebtedness ranking junior to the junior subordinated debentures,” for purposes of the sections “—Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means any indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to the junior subordinated debentures, and any other indebtedness ranking equally with the junior subordinated debentures, in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Webster Financial. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the junior subordinated debentures will not prevent the indebtedness from constituting indebtedness ranking junior to the junior subordinated debentures.

“Senior indebtedness,” for purposes of the sections “—Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means all indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, except indebtedness ranking equally with the junior subordinated debentures or indebtedness ranking junior to the junior subordinated debentures.

Governing Law

The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of Delaware.

Information Concerning the Junior Subordinated Debenture Trustee

The junior subordinated debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the junior subordinated debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The junior subordinated debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of the common stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation and bylaws because they, and not the summaries, define your rights as holders of shares of our common stock.

General

Our certificate of incorporation provides the authority to issue 200,000,000 shares of common stock, par value $.01 per share. At December 31, 2003, there were 46,276,219 shares of common stock outstanding and we had outstanding stock options granted to directors, officers and other employees for 3,470,688 shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any dissolution, liquidation, or winding up of Webster Financial, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of dissolution, liquidation or winding up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Some Important Charter Provisions

Our certificate of incorporation provides for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered, three-year terms. Any amendment to our certificate of incorporation must be approved by at least two-thirds of our board of directors at a duly constituted meeting called for that purpose and also by stockholders by the affirmative vote of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that approval by the affirmative vote of at least two-thirds of the shares entitled to vote is required to amend the provisions regarding amendment of our certificate of incorporation, directors, bylaws, approval for acquisitions of control and offers to acquire control, criteria for evaluating offers, the calling of special meetings of stockholders, greenmail, and stockholder action by written consent. In addition, the provisions regarding business combinations may be amended only by the affirmative vote of at least 80% of the shares entitled to vote on the matter. Our bylaws may be amended by the affirmative vote of at least two-thirds of the board of directors or by stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be voted, at a duly constituted meeting called for that purpose. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Webster Financial.

Our certificate of incorporation requires that business combinations between Webster Financial or any majority-owned subsidiary of Webster Financial and a 10% or more stockholder or its affiliates or associates, referred to collectively in this section as the “interested stockholder,” be approved either by:

(1) at least 80% of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors;

(2) at least two-thirds of our continuing directors, which means those directors unaffiliated with the interested stockholder and serving before the interested stockholder became an interested stockholder; or

(3) meet specified price and procedure requirements that provide for consideration per share generally equal to or greater than that paid by the interested shareholder when it acquired its block of stock.

The types of business combinations with an interested shareholder covered by this provision include:

•	any merger, consolidation or share exchange;

•	any sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the usual and regular course of business;

•	any issuance or transfer of equity securities having an aggregate market value in excess of 5% of the aggregate market value of our outstanding shares;

•	the adoption of any plan or proposal of liquidation proposed by or on behalf of an interested stockholder; and

•

any reclassification of securities, recapitalization of Webster Financial or any merger or consolidation of Webster Financial with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership interest of the interested stockholder.

Our certificate of incorporation excludes our employee stock purchase plans and other employee benefit plans from the definition of interested shareholder.

Since the terms of our articles of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our articles of incorporation and bylaws. If you would like to read our articles of incorporation and bylaws, you may request a copy from us.

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WBS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and the applicable certificate of designation to our certificate of incorporation, determining the terms of the related series of preferred stock and our bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as holders of shares of our common stock.

General

Our certificate of incorporation, subject to limitations prescribed in our certificate of incorporation and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further stockholder action, to provide for the issuance of up to 3,000,000 shares of preferred stock, par value $.01 per share, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Webster Financial.

Series C Participating Preferred Stock

Our series C participating preferred stock was authorized in connection with a rights agreement, which was adopted in February 1996 and amended in October 1998. We adopted the rights agreement to protect our stockholders in the event of an inadequate takeover offer or to deter coercive or unfair takeover tactics. Under the rights agreement, in general, each right entitles a holder to purchase, for $100, 1/1,000th of a share of series C participating preferred stock upon the occurrence of specified events. Currently, no shares of our series C participating preferred stock have been issued.

The rights will be distributed upon the earliest of:

•

ten business days following a public announcement that a person or group of affiliated or associated persons (referred to in this discussion as an “acquiring person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock;

•

ten business days following the commencement of a tender offer or exchange offer that, if completed, would result in a person or group beneficially owning 15% or more of our outstanding common stock; or

•	ten business days after the board of directors has declared any person to be an “adverse person” (as that term is explained in the next paragraph).

The board of directors, by a majority vote, will declare a person to be an “adverse person” upon making:

•

a determination that the person, alone or together with its affiliates and associates, has or will become the beneficial owner of 10% or more of our outstanding common stock (provided that this determination will not be effective until the person has become the beneficial owner of 10% or more of our outstanding common stock); and

•	a determination, after reasonable inquiry and investigation, including consultation with anyone the board of directors deems appropriate, that:

(a) the beneficial ownership by this person is intended to cause, is reasonably likely to cause or will cause us to repurchase our common stock beneficially owned by the person or to cause pressure on us to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the board of directors believes that the best long-term interests of us and our stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time;

(b) the beneficial ownership is causing or is reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of our ability to maintain its competitive position) on our business or prospects; or

(c) the beneficial ownership is otherwise determined to be not in the best interests of us and our stockholders, employees, customers and the communities in which we do business.

However, the board of directors may not declare a person to be an adverse person if, prior to the time that the person acquired 10% or more of the shares of our common stock then outstanding, the person provided to the board of directors a written statement of the person’s purpose and intentions with respect to the acquisition of our common stock, and the board of directors deemed it appropriate not to declare the person an adverse person. The board of directors may impose conditions on any such determination (such as the person not acquiring more than a specified amount of our common stock).

In the event that the board of directors determines that a person is an adverse person or a person becomes the beneficial owner of 15% or more of the then outstanding shares of our common stock, each holder of a right will have the right to receive:

•

upon exercise and payment of the exercise price, our common stock (or, in certain circumstances, cash, property or other of our securities) having a value equal to two times the exercise price of the right; or

•

at the discretion of the board of directors, upon exercise and without payment of the exercise price, our common stock (or, in certain circumstances, cash, property or other of our securities) having a value equal to the difference between the exercise price of the right and the value of the consideration that would be payable under the immediately preceding bullet point.

The rights are not exercisable until distributed and will expire at the close of business on February 4, 2006, unless earlier redeemed by us as described below.

At any time after a person becomes an acquiring person or is declared an adverse person by the board of directors, the board may exchange all of the rights at an exchange ratio of one share of our common stock per right.

In general, the board of directors may redeem the rights at a price of $.01 per right at any time until ten business days after the date of distribution.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us. The rights, however, would not interfere with any merger or other business combination approved by the board of directors since the board may, at its option, at any time prior to any person becoming an acquiring person, redeem all rights or amend the rights agreement to exempt the person from the rights agreement.

A copy of the rights agreement has been filed with the SEC. See “Where You Can Find More Information” for information on where you can obtain a copy. This summary description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

(1) the title and stated value of the preferred stock being offered;

(2) the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

(3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

(4) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

(5) the procedures for any auction and remarketing, if any, for the preferred stock being offered;

(6) the provisions for a sinking fund, if any, for the preferred stock being offered;

(7) the provisions for redemption, if applicable, of the preferred stock being offered;

(8) any listing of the preferred stock being offered on any securities exchange or market;

(9) the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

(10) voting rights, if any, of the preferred stock being offered;

(11) whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;

(12) a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

(13) the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster Financial;

(14) any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster Financial; and

(15) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Webster Financial, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•	equally with our series C participating preferred stock and all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

(1) if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

(2) if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Webster Financial be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to a class series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed; and

•

we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for stock of Webster Financial ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial;

provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Webster Financial, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Webster Financial, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of Webster Financial with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Webster Financial, will not be deemed to constitute a liquidation, dissolution or winding up of Webster Financial.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of incorporation, if the amendment would:

(1) increase or decrease the aggregate number of authorized shares of that series of preferred stock;

(2) increase or decrease the par value of the shares of that series of preferred stock; or

(3) alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Webster Financial or other issuers, including, without limitation, common stock, debt securities, trust preferred securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at Webster Financial’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

Webster Financial and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.

The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither the depositary nor Webster Financial will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both Webster Financial and the depositary will be obligated to use their best judgment and to act in good faith in performing their respective duties under the deposit agreement. Each of Webster Financial and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. Webster Financial and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. Webster Financial and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

Webster Financial, each depositary and any agent of Webster Financial or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

(1) the title of the warrants;

(2) the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

(3) the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

(4) the price or prices at which the warrants will be issued;

(5) the aggregate number of warrants;

(6) any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

(7) the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

(8) if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

(9) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

(10) the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

(11) the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

(12) the maximum or minimum number of warrants which may be exercised at any time;

(13) information with respect to book-entry procedures, if any; and

(14) any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The descriptions of the trust preferred securities and the trust agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the trust preferred securities and portions of the amended and restated agreements. These descriptions do not restate those documents in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the form of trust agreement itself for a full description of the trust preferred securities, because it, and not the summaries, defines your rights as holders of the trust preferred securities. For more information, please review the form of the trust agreement and trust securities, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above. The following summary of certain terms and provisions of the trust preferred securities and the trust agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act.

General

The trust preferred securities may be issued from time to time in one or more series. The particular terms of the trust preferred securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement.

Each Trust may issue, from time to time, one series of trust preferred securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the trust agreement or that are otherwise set forth in the trust agreement of such Trust. The terms of the trust common securities issued by each Trust will be substantially identical to the terms of the preferred securities issued by such Trust. The trust common securities of a Trust will rank equally, and payments will be made proportionately, with the preferred securities of such Trust. However, if an event of default under the trust agreement of such Trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinated to the preferred securities in right of payment. The trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of such Trust. Webster Financial will own, directly or indirectly, all of the trust common securities of each Trust.

The trust preferred securities issued by a Trust will represent preferred undivided beneficial interests in such Trust. The holders of the trust preferred securities of a Trust will be entitled to a preference over the trust common securities of such Trust with respect to the payment of distributions and amounts payable on redemption of the trust preferred securities or the liquidation of such Trust under the circumstances described under “—Subordination of Trust Common Securities.” The term “trust securities” as used in this prospectus collectively means the trust common securities and the trust preferred securities of a Trust. Each Trust will qualify its trust agreement as an indenture under the Trust Indenture Act, and its trust agreement is subject to, and governed by, the Trust Indenture Act.

A Trust that offers preferred trust securities will describe the specific terms of the trust preferred securities it is offering in the applicable prospectus supplement, including the following:

(1) the specific designation, number and purchase price of the trust preferred securities;

(2) the annual distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, whether such distributions will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

(3) whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred, the maximum extension period and the other terms and conditions of such deferrals;

(4) the liquidation amount per trust preferred security which will be paid out of the assets of such Trust to the holders upon voluntary or involuntary dissolution, winding-up and liquidation of such Trust;

(5) the obligation or right, if any, of such Trust to purchase or redeem its trust preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such Trust will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

(6) the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into common stock or other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, the initial conversion or exchange price or rate per trust preferred security, the date or dates on which or period or periods within which the conversion or exchange may be effected and whether such Trust will have the option to convert such trust preferred securities into cash;

(7) if applicable, any securities exchange upon which the trust preferred securities will be listed;

(8) the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust agreement;

(9) the terms and conditions, if any, upon which junior subordinated debentures held by such Trust may be distributed to holders of preferred securities;

(10) the title or designation and terms of any securities with which the preferred securities are issued as a unit;

(11) whether the trust preferred securities will or may be represented by one or more global certificates;

(12) whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depository and disclosure relating to the depository arrangements; and

(13) any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

Each Trust offering trust preferred securities will also describe certain material United States federal income tax considerations applicable to such trust preferred securities in the applicable prospectus supplement.

The trust preferred securities of each Trust will rank equally, and payments will be made on the trust preferred securities equally, with the trust common securities of such Trust except as described under “—Subordination of Trust Common Securities.” Each Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of junior subordinated debentures of Webster Financial equal to the aggregate liquidation amount of the trust preferred securities and trust common securities. The property trustee of each Trust will hold legal title to the junior subordinated debentures for the benefit of the holders of the related trust securities. In addition, Webster Financial will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantees will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the Trusts when they do not have funds legally available for payment. See “Description Of Guarantees.”

The revenue of each Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related junior subordinated debentures of Webster Financial. If Webster Financial fails to make a required payment in respect of those junior subordinated debentures, the relevant Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

Deferral of Distributions

So long as no junior subordinated debenture event of default has occurred and is continuing, we will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of the junior subordinated debentures. If we elect to exercise our right to defer such payment of interest, the relevant Trust will defer distributions on the related trust preferred securities during any extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions specified in the applicable prospectus supplement; provided that the additional distributions may not exceed the interest rate accruing on the related junior subordinated debentures. We have no current intention to exercise our right to defer payments of interest on the junior subordinated debentures we may issue and, accordingly, distributions on the related trust preferred securities.

Redemption

Upon the repayment at the stated maturity or redemption, in whole or in part, before the stated maturity of the junior subordinated debentures, the property trustee of the relevant Trust will apply the proceeds from the repayment or redemption to redeem an aggregate liquidation amount of the trust securities issued by such Trust equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days’ prior written notice, at a redemption price equal to the aggregate liquidation amount plus accumulated distributions to the redemption date. The relevant Trust will redeem its trust securities and pay the applicable redemption price on the redemption date only to the extent that it has funds legally available for the payment thereof. See “—Subordination of Trust Common Securities.”

If Webster Financial redeems less than all of the junior subordinated debentures issued to a Trust before the stated maturity of the junior subordinated debentures, then such Trust will use the proceeds of the redemption to redeem the related trust securities proportionately between its trust preferred securities and trust common securities except as described under “—Subordination of Trust Common Securities.” If such Trust redeems less than all of the trust preferred securities held in book-entry form, if any, it will redeem its trust preferred securities in accordance with the procedures of The Depository Trust Company, also known as DTC. See “—Global Trust Preferred Securities.”

Redemption Procedures

Unless otherwise provided in the relevant trust agreement and described in the applicable prospectus supplement, if a Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available:

•

with respect to trust preferred securities held by DTC or its nominee, the property trustee will deposit, or cause the paying agent for the trust preferred securities to deposit, irrevocably with DTC, funds sufficient to pay the applicable redemption price, and

•

with respect to trust preferred securities held in certificated form, the property trustee will irrevocably deposit with the paying agent, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.

If the relevant Trust has given a notice of redemption and has deposited funds irrevocably as required, then, upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders to receive the applicable redemption price, but without interest thereon, and the trust preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the relevant Trust will pay the applicable redemption price payable on that date on the next succeeding day that is a business day, and without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that a Trust or Webster Financial improperly withholds payment or refuses to pay and has not paid the applicable redemption price under the guarantee as described under “Description Of Guarantees”:

•

distributions on the related trust preferred securities will continue to accumulate from the redemption date originally established by such Trust to the date the applicable redemption price is actually paid; and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

Subject to applicable law, including, without limitation, United States federal securities law, Webster Financial or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation of the Trusts and Distribution of Junior Subordinated Debentures

Webster Financial will have the right at any time to dissolve each Trust and cause the related junior subordinated debentures to be distributed to the holders of the trust securities of such Trust in liquidation of such Trust after satisfaction of liabilities to creditors of such Trust as required by applicable law. Unless otherwise stated in a Trust’s trust agreement and described in the applicable prospectus supplement, this right to dissolve will be subject to Webster Financial having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of the trust preferred securities of such Trust and subject to any regulatory approval.

Each Trust will automatically dissolve upon the first to occur of:

(1) certain events of bankruptcy, dissolution or liquidation of Webster Financial;

(2) the distribution of the related junior subordinated debentures to the holders of the trust securities of such Trust, if Webster Financial, as sponsor, has given written direction to the property trustee to dissolve such Trust, which direction is optional and, except as described above, wholly within the discretion of Webster Financial, as sponsor;

(3) the conversion, exchange or redemption of all of the trust securities of such Trust;

(4) expiration of the term of such Trust; and

(5) the entry of an order for the dissolution of such Trust by a court of competent jurisdiction.

If a dissolution occurs as described in clause (1), (2), (4) or (5) above, the trustees of the dissolved Trust will liquidate such Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, to the holders of the trust securities the related junior subordinated debentures. If the property trustee determines that the distribution is not practicable, the holders of the trust securities will be entitled to receive out of the assets of such Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, a liquidation distribution, which is an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the dissolved Trust can only pay the liquidation distribution in part because it has insufficient assets legally available to pay in full the aggregate liquidation distribution, then it will pay amounts on its trust securities proportionately, except that if a junior subordinated debenture event of default has occurred and is continuing, the trust preferred securities of such Trust will have a priority over its trust common securities in respect of liquidation distributions. See “—Subordination of Trust Common Securities.”

After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:

(1) the trust securities will no longer be deemed to be outstanding;

(2) each registered global certificate, if any, representing the trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon distribution; and

(3) any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on the trust securities until certificates are presented to the administrative trustees or their agent for cancellation, whereupon Webster Financial will issue to the holder, and the junior subordinated debenture trustee will authenticate, junior subordinated debentures in certificated form.

There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Subordination of Trust Common Securities

Each Trust that issues trust securities will pay distributions on, and the applicable redemption price of, the trust securities equally among its trust preferred securities and its trust common securities based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date a junior subordinated debenture event of default has occurred and is continuing, the relevant Trust will not pay any distribution on, or applicable redemption price of, any of its trust common securities, and will not make any other payment on account of the redemption, liquidation or other acquisition of its trust common securities, unless payment in full in cash of all accumulated distributions on all of its outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the applicable redemption price, the full amount of the redemption price, will have been made or provided for. The property trustee of such Trust will apply all available funds first to the payment in full in cash of all distributions on, or applicable redemption price of, the trust preferred securities then due and payable.

Upon the occurrence and continuance of an event of default under a Trust’s trust agreement, Webster Financial, as the holder of the trust common securities of such Trust, will be deemed to have waived any right to act with respect to that event of default until the effect of the event of default will have been cured, waived or otherwise eliminated. Until any event of default has been so cured, waived or otherwise eliminated, the property trustee of such Trust will act solely on behalf of the holders of the trust preferred securities of such Trust and not on behalf of Webster Financial as the trust common securities holder, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

The occurrence of a junior subordinated debenture event of default, as described under “Description Of Junior Subordinated Debentures—Junior Subordinated Debenture Events of Default,” will constitute an event of default under the trust agreement for each Trust, unless otherwise provided in the trust agreement for such Trust and described in the applicable prospectus supplement. Within the time period specified in each trust agreement, the property trustee will transmit notice of an event of default of which it has actual knowledge to the holders of the trust preferred securities of the relevant Trust, the administrative trustees of such Trust and Webster Financial, as sponsor, unless the event of default will have been cured or waived.

For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against Webster Financial, see “Description Of Junior Subordinated Debentures—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Removal of Trustees

Unless a junior subordinated debenture event of default has occurred and is continuing, Webster Financial, as the holder of trust common securities of each Trust, may remove the trustees at any time. If a junior subordinated debenture event of default has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of such Trust may remove the property trustee and the Delaware trustee at such time. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Webster Financial as the trust common securities holder. No resignation or removal of a trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under the trust agreement, provided that person will be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trusts

Each Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under “—Liquidation of the Trusts and Distribution of Junior Subordinated Debentures.” Each Trust may, at the request of Webster Financial, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States; provided, that:

(1) the successor entity either:

•	expressly assumes all of the obligations of such Trust with respect to the trust securities of such Trust; or

•

substitutes for the trust securities of such Trust successor securities, which are securities having substantially the same terms as the trust securities of such Trust, so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

(2) Webster Financial expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures;

(3) the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of such Trust are then listed, if any;

(4) the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of such Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

(5) the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Trust in any material respect, other than any dilution of the holders’ interests in the new entity;

(6) the successor entity has a purpose substantially identical to that of such Trust;

(7) prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Webster Financial has received an opinion from independent counsel to such Trust experienced in these matters to the effect that:

•

the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Trust in any material respect, other than any dilution of the holders’ interests in the new entity; and

•

following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

(8) Webster Financial or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, no Trust will, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

Except as provided below and under “—Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trusts” and “Description Of Guarantees—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of trust preferred securities will have no voting rights.

Webster Financial, the property trustee and the administrative trustees may amend from time to time the trust agreement of each Trust, without the consent of the holders of the trust securities of such Trust:

(1) to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement, provided, however, that the modification will not adversely affect in any material respect the interests of the holders of the trust securities; or

(2) to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that such Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that such Trust will not be required to register as an investment company under the Investment Company Act.

Subject to the immediately preceding paragraph, the trustees and Webster Financial may amend from time to time the trust agreement of each Trust:

•	with the consent of holders of a majority in liquidation amount of the outstanding trust securities of such Trust; and

•

upon receipt by the trustees, other than the administrative trustees, of an opinion of nationally recognized counsel experienced in these matters to the effect that the amendment or the exercise of any power granted to such trustees in accordance with the amendment will not affect such Trust’s status as a grantor trust for United States federal income tax purposes or such Trust’s exemption from status as an investment company under the Investment Company Act;

provided, however, that, without the consent of each holder of such trust securities, the trust agreement of a Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

•	change the purpose of such Trust;

•	authorize the issuance of any additional beneficial interests in such Trust;

•	change the conversion, exchange or redemption provisions of such trust securities;

•	change the conditions precedent for Webster Financial to elect to dissolve such Trust and distribute the related junior subordinated debentures to the holders of such trust securities;

•	change the liquidation distribution or other provisions of such trust securities relating to the distribution of amounts payable upon the dissolution and liquidation of such Trust;

•	affect the limited liability of any holder of the trust securities; or

•

restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of the trust securities in accordance with their terms.

So long as the property trustee holds any junior subordinated debentures, the trustees will not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated debenture trustee, or execute any trust or power conferred on the property trustee, with respect to the junior subordinated debentures;

•	waive certain past defaults under the junior subordinated debenture indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the junior subordinated debentures; or

•	consent to any amendment, modification or termination of the junior subordinated debenture indenture or the junior subordinated debentures, where consent will be required,

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of such Trust; provided, however, that where a consent under the junior subordinated debenture indenture would require the consent of each holder of junior subordinated debentures affected thereby, the property trustee will not consent without the prior approval of each holder of the related trust preferred securities.

The trustees will not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the trustees other than the administrative trustees will obtain an opinion of nationally recognized counsel experienced in these matters to the effect that such Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by Webster Financial or any affiliate of Webster Financial will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

If specified in the applicable prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, DTC, or other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. The identity of the depository and the specific terms of the depository arrangements with respect to the trust preferred securities to be represented by one or more global certificates will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, DTC will be the depository and the depository arrangements described in this prospectus.

Payment and Paying Agent

Payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of trust preferred securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent of each Trust will initially be the property trustee such Trust and any co-paying agent chosen by the property trustee of such Trust and acceptable to the administrative trustees of such Trust and Webster Financial. The paying agent will be permitted to resign as paying agent upon 30 days’ prior written notice to the property trustee of the relevant Trust, the administrative trustees of the relevant Trust and Webster Financial. In the event that the property trustee will no longer be the paying agent, the administrative trustees of the relevant Trust will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees of the relevant Trust and Webster Financial, to act as paying agent.

Registrar and Transfer Agent

The property trustee of each Trust will act as registrar and transfer agent for the trust preferred securities of such Trust. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after such securities have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustees

The property trustee of each Trust, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties as are specifically set forth in the trust agreement of such Trust and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities or trust common securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by Webster Financial and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Governing Law

The trust agreements of the Trusts and their trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees of each Trust are authorized and directed to conduct the affairs of and to operate each Trust in such a way that:

•	such Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

•	such Trust will be classified as a grantor trust for United States federal income tax purposes; and

•	the related junior subordinated debentures will be treated as indebtedness of Webster Financial for United States federal income tax purposes.

Webster Financial and the administrative trustees of each Trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement of such Trust, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

Holders of trust preferred securities will not have any preemptive or similar rights.

No Trust may borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF GUARANTEES

Webster Financial will execute and deliver a guarantee concurrently with the issuance by each Trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities of such Trust. Each guarantee will be held for benefit of the holders of the trust preferred securities of the relevant Trust by a guarantee trustee. Webster Financial will qualify each guarantee as an indenture under the Trust Indenture Act, and each guarantee will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantees, including the definitions of terms, and those made a part of the guarantees by the Trust Indenture Act. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” above. The descriptions of the guarantees herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the forms of guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, each of which has been or will be filed as an exhibit to the registration statement of which this prospectus is a part, because those documents, and not the summaries, define your rights as holders of trust preferred securities to which a guarantee applies.

General

Unless otherwise specified in the applicable prospectus supplement, Webster Financial will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in each guaranty, the guarantee payments to the holders of the related trust preferred securities of the relevant Trust, as and when due, except to the extent paid by such Trust, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of the relevant Trust, will be subject to the guarantee:

(1) any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that such Trust has funds legally available therefor at such time;

(2) the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that such Trust has funds legally available therefor at such time; and

(3) upon a voluntary or involuntary dissolution, winding-up or liquidation of such Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of the trust preferred securities or the redemption, conversion or exchange of the trust preferred securities, the lesser of:

•	the amounts due upon the dissolution and liquidation of such Trust, to the extent that such Trust has funds legally available therefor at the time; and

•

the amount of assets of such Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to creditors of such Trust as required by applicable law.

The guarantees will be guarantees on a subordinated basis (as described under “—Ranking” below) of the relevant Trust’s obligations under its trust preferred securities but will apply only to the extent that the relevant Trust has funds sufficient to make the payments. If we do not make interest payments on the corresponding junior subordinated debentures held by a Trust, we expect that such Trust will not pay distributions on its trust preferred securities and will not have funds legally available for such payments.

Webster Financial’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Webster Financial to the holders of the trust preferred securities entitled to those payments or by causing the relevant Trust to pay those amounts to the holders.

Webster Financial will, through the guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of each Trust’s obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Trust’s obligations under its trust preferred securities.

Ranking

Each guarantee will constitute an unsecured obligation of Webster Financial and will rank:

(1) subordinate and junior in right of payment to all other liabilities of Webster Financial, including the senior debt securities, the senior subordinated debt securities and the junior subordinated debentures, except those made equal or subordinate by their terms; and

(2) senior to all capital stock now or hereafter issued by Webster Financial and to any guarantee now or hereafter entered into by Webster Financial in respect of any of its capital stock. The trust agreement provides that each holder of trust preferred securities by acceptance of the trust preferred securities agrees to the subordination provisions and other terms of the related guarantee. The guarantee in respect of the preferred trust securities of each Trust will rank equally with all other guarantees issued or to be issued by Webster Financial with respect to the trust preferred trust securities of the other Trusts and the securities of other trusts similar to the Trusts.

The guarantees will not limit the amount of secured or unsecured debt, including senior indebtedness under the junior subordinated debenture indenture, that may be incurred by Webster Financial or any of its subsidiaries.

Guarantee of Payment

Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Webster Financial to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. A guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the relevant Trust or upon distribution of the related junior subordinated debentures to the holders of its trust preferred securities.

Certain Covenants of Webster Financial

In general, we will covenant in each guarantee that, so long as any trust preferred securities remain outstanding, if:

•

any event shall have occurred that, to our actual knowledge, is an event of default under the indenture regarding the applicable series of junior subordinated debentures and we shall not have taken reasonable steps to cure that event of default;

•	we shall be in default regarding our payment of any obligations under the related guarantee; or

•

we shall have given notice of our election to exercise our right to begin or extend an extension period for deferral of interest payments on the junior subordinated debentures, as described under the caption “Description of Junior Subordinated Debentures—Option to Defer Interest Payments” and we shall not have rescinded that notice and the extension period or any extension thereof has commenced and is continuing;

then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•

make any payment of principal of, or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities, including our other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•

make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally with or junior in right of payment to these junior subordinated debentures;

provided, however, that we may do the following at any time:

(a) declare and pay dividends or make distributions payable in shares of our common stock or in options, warrants or rights to subscribe for or purchase shares of our common stock;

(b) make payments under the guarantee;

(c) declare and pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan;

(d) purchase or acquire common stock related to the issuance of common stock or rights, or in connection with the satisfaction of our obligations under, any of our benefit plans for our directors, officers or employees or under any of our dividend reinvestment plans;

(e) carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

(f) purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities of a Trust, in which case no approval will be required, the guarantee of such trust preferred securities may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities of such Trust. The manner of obtaining any approval will be as set forth under “Description Of Trust Preferred Securities—Voting Rights; Amendment of a Trust Agreement.” All guarantees and agreements contained in a guarantee will bind the successors, assigns, receivers, trustees and representatives of Webster Financial and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

An event of default under a guarantee will occur upon the failure of Webster Financial to perform any of its payment or other obligations under the guarantee, provided that, except with respect to a default in respect of any guarantee payment, Webster Financial will have received notice of the default and will not have cured the default within 90 days of receipt of a notice of default. The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce a guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Webster Financial to enforce its rights under the guarantee without first instituting a legal proceeding against the relevant Trust, the guarantee trustee or any other person or entity.

Termination

A guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the related trust preferred securities, upon full payment of all amounts due upon the dissolution and liquidation of the relevant Trust or upon the conversion or exchange of all of the related trust preferred securities, whether upon distribution of junior subordinated debentures to the holders of such trust preferred securities or otherwise. A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by Webster Financial in performance of a guarantee, will undertake to perform only the duties as are specifically set forth in the relevant guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of the Trusts

The trust preferred securities issued by a Trust will represent preferred beneficial interests in such Trust. Each Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of Webster Financial and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of a Trust, after satisfaction of the liabilities of creditors of such Trust as required by applicable law, the holders of the trust securities of such Trust will be entitled to receive, out of assets held by such Trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation of the Trusts and Distribution of Junior Subordinated Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of Webster Financial, the property trustee of a Trust that has issued preferred trust securities, as holder of the related junior subordinated debentures, would be a creditor of Webster Financial, subordinated in right of payment to all senior indebtedness under the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such junior subordinated debentures, before any stockholders of Webster Financial receive payments or distributions.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from Webster Financial, and obligating Webster Financial to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants, or trust preferred securities of one or more of the Trusts, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations of Webster Financial, trust preferred securities of one or more of the Trusts, or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

Webster Financial and the Trusts may sell the offered securities:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	directly to its stockholders; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Webster Financial and/or the relevant Trust from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

Webster Financial and each Trust may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Webster Financial and each Trust may directly solicit offers to purchase offered securities. Agents designated by Webster Financial and/or a Trust from time to time may also solicit offers to purchase offered securities. Any agent designated by Webster Financial and/or a Trust, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Webster Financial and/or a Trust to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Webster Financial and/or the relevant Trust will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, Webster Financial and the relevant Trust (if any) will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from Webster Financial and/or the relevant Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, Webster Financial and/or the relevant Trust will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from Webster Financial and/or the relevant Trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, Webster Financial and/or the relevant Trust will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Webster Financial and/or the relevant Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with Webster Financial and/or the relevant Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we or the relevant Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the relevant Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with Webster Financial and/or the relevant Trust, to indemnification by Webster Financial and/or the relevant Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, Webster Financial in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for Webster Financial and the Trusts by Hogan & Hartson L.L.P., counsel to Webster Financial, and certain matters of Delaware law regarding the Trusts and the trust preferred securities will be passed on for the Trusts by Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Trusts. Counsel identified in the applicable prospectus supplement will act as legal counsel to the underwriters.

EXPERTS

The consolidated financial statements of Webster Financial at December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The Webster Financial audit report covering the December 31, 2003 consolidated financial statements refers to the adoption in 2002 of changes in accounting for stock-based compensation awards and goodwill and other intangible assets.

225,000 Shares

Webster Financial Corporation

8.50% Series A Non-Cumulative Perpetual

Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

JPMorgan

Sandler O’Neill + Partners, L.P.

June 5, 2008